UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )
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Tiptree Financial Inc.
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Tiptree Financial Inc.
780 Third Avenue, 21st Floor
New York, New York 10017
April 27, 2016
Dear Stockholder:
You are invited to attend the Annual Meeting of Stockholders of Tiptree Financial Inc. This year’s meeting will be held on Monday, June 6, 2016, at 9:30 a.m., local time, at 780 Third Avenue, 21st Floor, New York, NY 10017.
On or about April 27, 2016, we are delivering the attached proxy statement, with the accompanying formal notice of the meeting, which describes the matters expected to be acted upon at the meeting. We urge you to review these materials carefully and to vote on the matters described in the accompanying proxy statement. If you wish to attend the Annual Meeting in person, we ask that you reserve your seat by May 31, 2016 by contacting us at (212) 446-1400 or IR@tiptreefinancial.com. Additional details regarding requirements for admission to the Annual Meeting are described in the attached proxy statement under the heading “How do I obtain admission to the Annual Meeting?”
Your vote is important. Whether you plan to attend the meeting or not, please vote either over the Internet, by toll-free telephone or by completing the enclosed proxy card and returning it as promptly as possible. You may continue to have your shares of common stock voted as instructed over the Internet, by toll-free telephone or in the proxy card, or you may change your vote either by voting again before 11:59 p.m., Eastern Time, on June 5, 2016, the time at which the Internet and telephone voting facilities close, or, if you attend the meeting, by submitting a proxy card prior to or at the meeting.

Sincerely,

/s/ Jonathan Ilany
Jonathan Ilany
Chief Executive Officer

TIPTREE FINANCIAL INC.
780 Third Avenue
21st Floor
New York, NY 10017
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
You are hereby invited to attend the 2016 Annual Meeting of Stockholders of Tiptree Financial Inc.

WHEN	Monday, June 6, 2016, at 9:30 a.m., local time.

WHERE
780 Third Avenue, 21st Floor, New York, NY 10017. If you wish to attend the Annual Meeting in person, we ask that you reserve your seat by May 31, 2016 by contacting us at (212) 446-1400 or IR@tiptreefinancial.com. Additional details regarding requirements for admission to the Annual Meeting are described in the attached proxy statement under the heading “How do I obtain admission to the Annual Meeting?”

ITEMS OF BUSINESS	•	To elect two (2) Class III directors to serve for a term expiring at the 2019 Annual Meeting (Proposal 1);
	•	To ratify the selection of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2016 (Proposal 2); and
	•	To conduct such other business as may properly come before the meeting or any adjournment or postponement thereof.

RECORD DATE	Stockholders of record as of the close of business on April 18, 2016 will be entitled to notice of and to vote at the 2016 Annual Meeting of Stockholders.

VOTING BY PROXY OR PROXY AUTHORIZATION
Tiptree Financial Inc., on behalf of the Board of Directors, is soliciting your proxy to ensure that a quorum is present and that your shares are represented and voted at the 2016 Annual Meeting of Stockholders. Whether or not you plan to attend the Annual Meeting, please vote either over the Internet, by toll-free telephone or by completing, signing, dating and promptly returning the enclosed proxy card in the postage-prepaid envelope provided. For specific instructions on voting, please refer to the instructions on the proxy card or the information forwarded by your broker, bank or other holder of record. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously voted. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee.

RECOMMENDATIONS
The Board of Directors recommends that you vote “FOR” each nominee for director (Proposal 1) and “FOR” the ratification of KPMG as our independent registered public accounting firm for 2016 (Proposal 2).

We encourage you to receive all proxy materials in the future electronically to help us save printing costs and postage fees, as well as natural resources in producing and distributing these materials. If you wish to receive these materials electronically next year, please follow the instructions on the proxy card.

By Order of our Board of Directors,

/s/ Neil C. Rifkind
Neil C. Rifkind
Secretary
New York, New York
April 27, 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING TO BE HELD ON June 6, 2016:
Financial and other information concerning Tiptree Financial Inc. (“Tiptree”) is contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, including financial statements, filed with the Securities and Exchange Commission (“SEC”) on March 15, 2016 (the “2015 10-K”). Under rules issued by the SEC, we are providing access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. The proxy materials and our Annual Report are available at http://www.proxyvote.com.

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TIPTREE FINANCIAL INC.
780 Third Avenue
21st Floor
New York, NY 10017
PROXY STATEMENT
FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS
To be held on June 6, 2016

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
What is the purpose of the meeting?
At the Annual Meeting, stockholders will be asked to vote on:

•	the election of two (2) Class III directors to serve for a term expiring at the 2019 annual meeting of stockholders (Proposal 1);

•	the ratification of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2016 (Proposal 2); and

•	any other matters that may properly be brought before the Annual Meeting or at any adjournments or postponements thereof.
How does the Board of Directors recommend I vote on these proposals?
The Board of Directors recommends a vote:

•	“FOR” the election of the following two (2) nominees to the Board of Directors as Class III directors: Jonathan Ilany and Lesley Goldwasser (Proposal 1); and

•	“FOR” the ratification of the selection of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2016 (Proposal 2).
Who is entitled to vote at the meeting?
If our records show that you were a holder of our common stock at the close of business on April 18, 2016, which is referred to in this proxy statement as the “record date,” you are entitled to receive notice of the meeting and to vote the shares of common stock that you held on the record date.
How many shares can vote?
As of the close of business on the record date of April 18, 2016, 34,928,264 shares of Class A common stock and 8,049,029 shares of Class B common stock of the Company were issued and outstanding and entitled to vote. There are no other classes of voting securities outstanding. You are entitled to one (1) vote for each share of Class A or Class B common stock you held as of the close of business on the record date.
What constitutes a quorum?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares entitled to vote are represented at the Annual Meeting. As of the close of business on April 18, 2016, the record date, there were 42,977,293 shares outstanding and entitled to vote. Thus, 21,488,647 shares must be represented at the Annual Meeting to have a quorum.
Your shares will be counted towards the quorum if you vote in person at the Annual Meeting or if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee). Additionally, abstentions and broker non-votes will also be counted towards the quorum requirement. If there is no quorum, the Chairman of the Annual Meeting may adjourn the meeting until a later date.

How do I obtain admission to the Annual Meeting?
All stockholders at the close of business on the Record Date are invited to attend the Annual Meeting. All stockholders planning to attend the Annual Meeting in person must reserve a seat by May 31, 2016 by contacting us at (212) 446-1400 or IR@tiptreefinancial.com. For admission, stockholders should come to the Annual Meeting check-in area no less than 15 minutes before the Annual Meeting is scheduled to begin. Stockholders of record should bring a form of photo identification so their share ownership can be verified. A beneficial owner holding shares in “street name” must also bring an account statement or letter from his or her bank or brokerage firm showing that he or she beneficially owns shares as of the close of business on the record date, along with a form of photo identification. The Annual Meeting will begin at 9:30 a.m., local time.
How do I vote?
For Proposal 1 (election of directors), you may either vote “FOR” all of the nominees to the Board of Directors or you may “WITHHOLD” your vote for all of the nominees or for any nominee that you specify. For Proposal 2 (ratification of the appointment of KPMG), you may vote “FOR” or “AGAINST” such proposal or “ABSTAIN” from voting. The procedures for voting are set forth below:
Stockholder of Record: Shares Registered in Your Name.    If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by giving your proxy authorization over the Internet, by telephone or by properly completing, signing and dating the accompanying proxy card where indicated and mailing the card in the postage paid envelope provided. Whether or not you plan to attend the Annual Meeting, we encourage you to vote by proxy or to give your proxy authorization to ensure that your votes are counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy or given your proxy authorization.

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VOTE BY INTERNET — You may vote by internet at www.proxyvote.com. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time on June 5, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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VOTE BY PHONE — You may vote by calling 1-800-690-6903. Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM Eastern Time on June 5, 2016. Have your proxy card in hand when you call and then follow the instructions.

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VOTE BY MAIL — Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Tiptree Financial Inc., Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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VOTE IN PERSON — You may vote in person by attending the Annual Meeting. At the meeting, you will need to request a ballot to vote. See “How do I obtain admission at the Annual Meeting” for additional information.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Nominee.    If your shares of common stock are held by a broker, bank or other nominee (i.e., in “street name”), you will receive instructions from your nominee, which you must follow in order to have your shares of common stock voted. Such stockholders who wish to vote in person at the Annual Meeting will need to obtain a proxy form from the broker, bank or other nominee that holds their shares of common stock of record.
How is my vote counted?
If you vote through the Internet, by phone or properly execute the accompanying proxy card, and if we receive it by 11:59 p.m., Eastern Time, on June 5, 2016, the shares of common stock that the proxy represents will be voted in the manner specified on the proxy. If no specification is made in the proxy, your shares of common stock that the proxy represents will be voted in accordance with the recommendations of our Board of Directors set forth in this proxy statement. It is not anticipated that any matters other than those set forth in the proxy statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the d iscretion of the proxy holders. In addition, no stockholder proposals or nominations were received on a timely basis, so no such matters may be brought to a vote at the Annual Meeting.
What vote is needed to approve each proposal?

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For Proposal 1 (election of directors), the vote of a plurality of all of the votes cast at the Annual Meeting, assuming a quorum is present, is required for the election of a director. Therefore, the two nominees for director receiving the most “FOR” votes will be elected. For purposes of the election of directors, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

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For Proposal 2 (ratification of the appointment of KPMG), the affirmative vote of a majority of all of the votes cast at the Annual Meeting, assuming a quorum is present, is required for approval of Proposal 2. For purposes of the vote on Proposal 2, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

How are “broker non-votes” and abstentions treated for purposes of the proposals?
Under the laws of Maryland, the state of Tiptree’s incorporation, abstentions do not constitute a vote “for” or “against” any matter being voted on at the Annual Meeting and will not be counted as “votes cast.” Therefore, abstentions will have no effect on any of the proposals. “Broker non-votes” will be treated in the same manner as abstentions for purposes of the Annual Meeting. Brokers, banks, or other nominees that have not received voting instructions from their clients cannot vote on their clients’ behalf with respect to “non-routine” proposals, but may vote their clients’ shares on “routine” proposals. Proposal 1 (election of directors) is a non-routine proposal. Conversely, Proposal 2 (ratification of appointment of KPMG) is a routine proposal. In the event that a broker, bank, or other nominee indicates on a proxy that it does not have discretionary authority to vote certain shares on a non-routine proposal, then those shares will be treated as broker non-votes. Abstentions and broker non-votes will be treated as present for the purpose of determining the presence of a quorum.
What other information is part of this proxy statement?
The proxy materials include a letter to stockholders and our 2015 Annual Report which is comprised of the 2015 10-K. The 2015 10-K and this Notice and Proxy Statement and Form of Proxy are available, free of charge, on our website at http://www.tiptreefinancial.com. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement. You may also obtain a copy of our 2015 Annual Report or the 2015 10-K, free of charge, by directing your request in writing to Tiptree Financial Inc., 780 Third Avenue, 21st Floor, New York, NY, 10017, Attn: Secretary, or by calling our corporate number at (212) 446-1400. Our other filings made with the SEC are also accessible on our website and available at no charge on the SEC’s website at http://www.sec.gov.
Can I change my vote after I submit my proxy card or give instructions over the Internet or telephone?
Yes. If you are the record holder of your shares, you may revoke your proxy in one of three ways:

•	filing a written notice revoking the proxy with our Secretary at our address;

•	signing and forwarding to us a proxy with a later date; or

•	appearing in person and voting by ballot at the Annual Meeting.
Whether or not you vote using a traditional proxy card, through the Internet or by telephone, you may use any of those three methods to change your vote. Accordingly, you may change your vote either by submitting a proxy card prior to or at the Annual Meeting or by voting again before 11:59 p.m., Eastern Time, on June 5, 2016, the time at which the Internet and telephone voting facilities close. The later submitted vote will be recorded and the earlier vote revoked. If you attend the Annual Meeting, you may vote in person whether or not you have previously given a p roxy, but your presence (without further action) at the meeting will not constitute revocation of a previously given proxy.
If your shares are held by your broker, bank or other nominee, you should follow the instructions provided by your broker, bank or nominee.
How can I determine the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. Final results will be announced in a Current Report on Form 8-K, which will be filed with the SEC within four business days after the conclusion of the Annual Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.
Who is soliciting my proxy?
This solicitation of proxies is made by and on behalf of our Board of Directors. We will pay the cost of the solicitation of proxies. In addition to the solicitation of proxies by mail, our directors, officers and employees may solicit proxies personally or by telephone.
We have hired Morrow & Co., LLC, 470 West Ave., Stamford, CT 06902 (“Morrow”), to help us distribute and solicit proxies. We will pay approximately $5,000 in fees, plus expenses and disbursements, to Morrow for its proxy solicitation services.
No person is authorized on our behalf to give any information or to make any representations with respect to the proposals other than the information and representations contained in this proxy statement, and, if given or made, such information and/or representations must not be relied upon as having been authorized and the delivery of this proxy statement shall, under no circumstances, create any implication that there has been no change in our affairs since the date hereof.
Can I obtain a list of stockholders entitled to vote at the Annual Meeting?
At the Annual Meeting, and at least ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the meeting will be available at our principal office, 780 Third Avenue, 21st Floor, New York, NY, 10017, during regular business hours. Stockholders of record may inspect the list for proper purposes during normal business hours.
Who should I contact if I have any questions?
If you have any questions about the Annual Meeting, this proxy statement, our proxy materials or your ownership of the Company’s common stock, please direct your request in writing to Tiptree Financial Inc., 780 Third Avenue, 21st Floor, New York, NY, 10017, Attn: Secretary, or call our corporate number at (212) 446-1400.
PROPOSAL 1: ELECTION OF DIRECTORS
Our board of directors is classified into three classes: Class I, consisting of Bradley E. Smith and Richard A. Price to hold office for a term expiring at the 2017 annual meeting of stockholders; Class II, consisting of Michael G. Barnes and Mr. John E. Mack to hold office for a term expiring at the 2018 annual meeting of stockholders and Class III, consisting of Jonathan Ilany and Lesley Goldwasser to hold office for a term expiring at the 2016 annual meeting of stockholders.
Our Third Amended and Restated Bylaws (“Bylaws”) provide that a majority of the entire Board of Directors may establish, increase or decrease the number of directors, provided that the number of directors shall never be less than one (1), which is the minimum number required by the Maryland General Corporation Law, nor more than fifteen (15).

Information Regarding the Nominees for Election
The following table and biographical descriptions set forth certain information, as of April 27, 2016, with respect to each nominee for election as director at the Annual Meeting. Mr. Ilany and Ms. Goldwasser each currently serve as a director.

Nominees for Election as directors	Age	Director Since
Class III
Jonathan Ilany	63	August 2010
Lesley Goldwasser	54	January 2015

Jonathan Ilany is our Chief Executive Officer and a member of our Executive Committee. He is also a member of our Board of Directors. From February 2015 to November 2015, Mr. Ilany was our Co-Chief Executive Officer. From October 2014 until February 2015, he was our Executive Vice President, Head of Mortgage Finance and Asset Management. Mr. Ilany served as a director of Rescap, a subsidiary of Ally Bank from November 2011 until December 2013. Since 2005, Mr. Ilany has been a private investor and passive partner at Mariner Investment Group (“Mariner”). Mr. Ilany was a partner at Mariner from 2000 until 2005, responsible for hiring and setting up new trading groups, overseeing risk management, and serving as a senior member of the Investment Committee and Management Committee of the firm. From 1996-2000, Mr. Ilany was a private investor. From 1982 until 1995, Mr. Ilany was an employee of Bear Stearns & Co. (“Bear Stearns”) From 1980 until 1982, Mr. Ilany worked at Merrill Lynch. From 1971 until 1975, Mr. Ilany served in the armored corps of the Israeli Defense Forces, and he was honorably discharged holding the rank of First Lieutenant. Mr. Ilany received his B.A. and M.B.A. from the University of San Francisco.
Mr. Ilany was selected and qualified to serve as a member of our Board of Directors because of his extensive risk management and senior managerial experience in the financial services industry, his board experience and his experience with investing in real estate and real estate-related assets and extensive knowledge of our business and industries.

Lesley Goldwasser has been a member of our Board of Directors since January 5, 2015. Ms. Goldwasser has been a Managing Partner of GreensLedge Capital Markets LLC (“GreensLedge”) since September 2013. Prior to joining GreensLedge, Ms. Goldwasser was associated with Credit Suisse Group AG (“Credit Suisse”) as a Managing Director from September 2010 to November 2013, where she had global responsibility for the Hedge Fund Strategic Services unit. Before Credit Suisse, Ms. Goldwasser spent 12 years at Bear Stearns. where she was co-head of Global Debt and Equity Capital Markets units and had global responsibility for structured products. Prior to her tenure at Bear Stearns, Ms. Goldwasser spent 12 years at Credit Suisse in a variety of management positions, including responsibility for both the Asset Backed and Non-Agency Mortgage Trading Desks. Ms. Goldwasser is a graduate of the University of Cape Town, South Africa.

Ms. Goldwasser was selected and qualified to serve as a member of our Board of Directors because of her diverse and extensive business and financial experience across a variety of investment banking disciplines.
All nominees for director have consented to be named and have agreed to serve as directors if elected. We have no reason to believe that any of the nominees will be unable to accept election as a director. However, in the event that one or more nominees are unable or unwilling to accept election or are unable to serve for any reason, the persons named as proxies or their substitutes will have authority, according to their judgment, to vote or refrain from voting for such substitute as may be designated by the Board of Directors.

Vote Required and the Recommendation of the Board
The vote of a plurality of all of the votes cast at the Annual Meeting, assuming a quorum is present, is necessary for the election of each Class III director. Therefore, the two nominees for director receiving the most “FOR” votes will be elected. For purposes of the election of directors, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
EACH NOMINEE.

CONTINUING DIRECTORS
The following directors will continue to serve as directors.

Name	Age	Director Since
Class I
Richard A. Price (Chairman of the CNG Committee and Lead Director)	69	July 2013
Bradley E. Smith	59	July 2013

Class II
Michael G. Barnes (Chairman of the Board and Executive Chairman)	49	August 2010
John E. Mack (Chairman of the Audit Committee)	68	May 2015

Richard A. Price has been a member of our Board of Directors since July 2013 and currently serves as Chairman of the Compensation, Nominating and Governance Committee (the “CNG Committee”) and Lead Director. Mr. Price was a member of the board of directors of Tiptree Financial Partners, LP (“TFP”) from August 2010 to July 2013. From 2008 until 2009, he served as Chairman of the Board for CIFG Group, a Bermuda-based holding company with two financial guaranty insurance subsidiaries. From 2005 until 2007, Mr. Price held a variety of roles with Zurich Insurance Company, a global insurance-based financial services provider based in Zurich, Switzerland. Mr. Price served as a director and chief executive officer of Centre Re, a wholly-owned subsidiary of Zurich Insurance Company, which operated in three non-traditional insurance sectors: finite insurance, financial guaranty insurance and long-term care and disability insurance. Mr. Price also served as chief executive officer of Zurich Capital Markets and as a director of Zurich Bank, Dublin, a major commercial real estate lender in England and Ireland, where he served as chairman of the audit and compensation committees. Mr. Price founded CGA Group, Ltd. in 1996, a Bermuda holding company, for which he served as chief executive officer until 2001. From 1985 until 1996, Mr. Price served a variety of roles with FGIC, a bond insurance company. Mr. Price led FGIC’s entry into the structured finance markets in 1987 after managing FGIC’s non-vanilla municipal finance business from 1985 until 1987. From 1970 until 1985, Mr. Price worked in banking for Chemical Bank & Bankers Trust. Mr. Price received his Bachelor of Science degree in engineering from Cornell University and his Master’s of Business Administration from the Wharton School of Business.
Mr. Price was selected and qualified to serve as a member of our Board of Directors because of his extensive, senior experience in the specialty insurance industry and the structured finance markets and his prior board experience.
Bradley E. Smith has been a member of our Board of Directors since July 2013. Mr. Smith was a member of the board of directors of TFP from June 2007 to July 2013. He is the founder of Kahala Capital Advisors LLC, a private investment firm, and of Kahala Aviation Ltd. a commercial aircraft leasing company. Prior to Kahala Capital, Mr. Smith worked for almost 20 years in banking in New York and Asia. He was employed from 1995 until 2000 at Bear Stearns where he started that company’s credit derivatives businesses in New York; and later as a Senior Managing Director, based in Tokyo managing the firm’s fixed income and derivative businesses. Before Bear Stearns, Mr. Smith spent 10 years with Bankers Trust Company as a syndicate manager in its loan syndications group, where he was responsible for the syndication of some of the largest leveraged loan financings ever completed. Afterwards, he transferred to Tokyo and Hong Kong, where he was involved in BT’s credit trading businesses in Asia. In his last position at Bankers Trust, Mr. Smith was one of the founders of that bank’s credit derivatives business. He is currently on the board of Tricadia Credit Strategies, Ltd. Mr. Smith holds a B.A. from St. Joseph’s University and an M.B.A. from the American Graduate School of International Management.
Mr. Smith was selected and qualified to serve on Tiptree’s board due to his knowledge as a private investor and entrepreneur, experience involving large complex financial transactions and his extensive international relationships.
Michael G. Barnes has been a member of our Board of Directors since August 2010, and he currently serves as the Chairman of our Board of Directors as well as the Executive Chairman of our Company and is a member of the Tiptree management executive committee. He has been the Chairman of TFP since its inception in 2007 and served as the Chief Executive Officer of TFP from 2007 until June 2012. Mr. Barnes has been Executive Chairman of Tiptree Operating Company, LLC (“Operating Company”) since July 1, 2013. Mr. Barnes is a founding partner and currently Managing Partner and Co-Chief Investment Officer of Tricadia Holdings, L.P. (“Tricadia”) and its affiliated companies, which are privately held and provide investment management services. Prior to the formation of Tricadia in 2003, Mr. Barnes spent two years as Head of Structured Credit Arbitrage within UBS Principal Finance LLC, a wholly owned subsidiary of UBS Warburg, which conducted proprietary trading on behalf of the firm. Mr. Barnes joined UBS in 2000 as part of the merger between UBS and PaineWebber Inc. Prior to joining UBS, Mr. Barnes was a Managing Director and Global Head of the Structured Credit Products Group of PaineWebber. Prior to joining PaineWebber in 1999, he spent 12 years at Bear Stearns, the last five of which he was head of their Structured Transactions Group. Mr. Barnes received his A.B. from Columbia College.
Mr. Barnes was selected and qualified to serve as a member of our Board of Directors because of his extensive senior level experience in the investment management industry, including with respect to the management of credit and real estate assets.

John E. Mack has been a member of our Board of Director since May 2015 and currently serves as Chairman of the Audit Committee. Mr. Mack has over 40 years of international banking and financial business management experience. Mr. Mack is currently a member of the board of directors of Tiptree, Medley Capital Corporation, Incapital Holdings LLC, Searchlight Minerals Corp and GlobalMin Ventures Inc.  From January 2010 to March 2015, Mr. Mack was Vice Chairman and a director of Islandsbanki hf located in Reykjavik, Iceland. From November 2011 through December 2013, Mr. Mack was a member of the board of directors of Residential Capital LLC. From November 2002 through September 2005, Mr. Mack served as Senior Managing Executive Officer and Chief Financial Officer of Shinsei Bank, Limited of Tokyo, Japan. Prior to joining Shinsei Bank and for more than twenty-five years, Mr. Mack served in senior management positions at Bank of America and its predecessor companies, including twelve years as Corporate Treasurer of NationsBank Corporation and NCNB Corporation. Mr. Mack holds an MBA from the University of Virginia, Darden School of Business and received his bachelor’s degree in Economics from Davidson College.

Mr. Mack was selected and qualified to serve as a member of our Board of Directors because of his experience in senior management positions at large financial institutions and his extensive experience in finance, accounting and regulatory issues. In addition, his tenure in the financial services industry and service as a director of both public and private companies provide industry-specific knowledge and expertise to our Board of Directors.
EXECUTIVE OFFICERS
Set forth below is the background information regarding each of our executive officers as of April 27, 2016, other than Mr. Ilany, whose biography is above under “Information Regarding Nominees for Election” and Mr. Barnes, whose biography is above under “Continuing Directors”.
Sandra Bell, age 59, has been our Chief Financial Officer since July 2015. Ms. Bell brings over 30 years of business experience in the financial services and energy industries, both as a public company Chief Financial Officer and as an investment banker. Most recently, Ms. Bell served as Chief Financial Officer of Prospect Mortgage, LLC (“Prospect”), a private equity owned mortgage originator and servicer, overseeing all financial activities, including strategic planning, treasury, financial reporting, bank and rating agency relationships and investor relations. Prior to joining Prospect, from 2008 to 2011, Ms. Bell served as Chief Financial Officer of PHH Corporation (“PHH”), a publicly traded, multi-divisional financial services company engaged in the private label mortgage services and fleet management businesses. While at PHH, her responsibilities included treasury, cash management and banking relationships, strategic planning, budgeting and forecasting, investor relations, accounting and public reporting, audit and tax. Prior to PHH, Ms. Bell served as Executive Vice President and Chief Financial Officer of the Federal Home Loan Bank of Cincinnati, where Ms. Bell managed its development, profitability and risk of its core business lines. She also led the strategic financial management and reporting functions, including SEC reporting; treasury, including funding and capital and risk management; credit services, including the lending and credit risk management functions; and management of a whole loan mortgage portfolio. Prior to assuming her position at the Federal Home Loan Bank, Ms. Bell had been a Managing Director at Deutsche Bank Securities, where she had been employed for 13 years. Ms. Bell received a Bachelor of Arts degree in Economics from The Ohio State University and a Masters in Business Administration from Harvard Business School.
Julia Wyatt, age 58, has been our Chief Operating Officer since January 2015. Previously, Ms. Wyatt was our Chief Financial Officer and the Chief Financial Officer of the Operating Company from July 2013 to January 2015. Ms. Wyatt was also the Chief Financial Officer of Tricadia from 2005 to March 2016. Prior to joining Tricadia in 2005, Ms. Wyatt was the Chief Financial Officer of Havell Capital Management (“HCM”) from 1996 to 2005, which is a specialized investment management firm dedicated to managing funds in fixed income markets. During her tenure with HCM, Ms. Wyatt was responsible for all non-investment related aspects of the firm, including financial, legal, regulatory and client services. Prior to HCM, from 1992 to 1996, Ms. Wyatt was a senior member of the fixed income management group with Neuberger Berman. Previously, from 1987 to 1991, she was employed by Morgan Grenfell Capital Management, where she was the Treasurer and Director of Client Services. Ms. Wyatt was with Deloitte & Touche from 1980 to 1988, spending the last two years in the Executive Office Research Department as a Senior Manager. Ms. Wyatt has a B.S. in Accounting from the University of Utah.
Timothy Schott, age 46, was appointed our Principal Accounting Officer effective April 4, 2016. Prior to joining Tiptree, Mr. Schott was at Lazard Ltd., a financial advisory and asset management firm, since 2011, as the Director of Accounting Policy for Global Finance, where he led the oversight of compliance with U.S. GAAP, including SEC reporting and approval of the accounting for significant and complex transactions. Prior to Lazard Ltd., Mr. Schott was a partner at Deloitte & Touche Financial Accounting and Reporting Services since 2007, providing accounting consulting services to clients in a variety of industries, with emphasis on the financial services industry, on matters pertaining to the accounting, reporting and valuation for complex transactions. Prior to joining Deloitte’s advisory business in 2004, Mr. Schott spent 11 years as an auditor at Deloitte. Mr. Schott is a Certified Public Accountant in New York. Mr. Schott received his B.S. in accounting at Fairfield University.
Patrick Huvane, age 47, has been our Chief Accounting Officer and the Chief Accounting Officer of the Operating Company since August 2013. He was our Principal Accounting Officer and the Principal Accounting Officer of the Operating Company from February 2013 to August 2013, and Controller of TFP since November 2007. Mr. Huvane is employed by Mariner Investment Group LLC (“Mariner”) and provides services to the Company and the Operating Company through an Administrative Services Agreement between BackOffice Services Group, Inc., an affiliate of Mariner, and the Operating Company. Prior to joining Mariner in 2007, Mr. Huvane was Controller at Axon Financial Services, Inc. (“Axon”) from 2006 to 2007. For the five years prior to joining Axon, Mr. Huvane was employed at Fletcher Asset Management, Inc. (“Fletcher”). During his tenure with Fletcher, Mr. Huvane held positions of increasing responsibility, including as Chief Financial Officer and Chief Compliance Officer. Prior to that date, Mr. Huvane also was at Credit Suisse and Sumitomo Bank. He began his career as an auditor at Ernst & Young in 1990. Mr. Huvane was a part-time adjunct faculty member of Manhattan College’s Department of Economics & Finance from 2008 to 2009. Mr. Huvane is a Certified Public Accountant in New York and is also a CFA charterholder. Mr. Huvane has a B.S. in Accounting from Manhattan College and an M.B.A. in Finance from New York University’s Leonard N. Stern School of Business.
Neil C. Rifkind, age 49, has been our Vice President, General Counsel and Secretary and the Vice President, General Counsel and Secretary of the Operating Company since July 2013. From 2011 until July 2013, Mr. Rifkind was Special Counsel at the law firm of Schulte Roth & Zabel LLP, specializing in mergers and acquisitions and securities law. From 2006 through 2010, he was an associate at Schulte Roth & Zabel LLP. From 1998 until 2006, Mr. Rifkind was an associate at the law firm of Fried, Frank, Harris, Shriver & Jacobson LLP. Mr. Rifkind has a J.D. from Boston University School of Law, an M.A. in Philosophy from the University of Toronto and an A.B. in Philosophy from the University of Chicago.
CORPORATE GOVERNANCE MATTERS
This section of our proxy statement contains information about our corporate governance policies and practices. You can visit the governance documents section of our corporate website at http://www.tiptreefinancial.com to view or to obtain copies of the Company’s Bylaws, Charter, CNG Committee Charter, Audit Committee Charter, Code of Business Conduct and Ethics, Code of Ethical Conduct and Corporate Governance Guidelines. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC. You may also obtain, free of charge, a copy of our Bylaws, Charter, CNG Committee Charter, Audit Committee Charter, Code of Business Conduct and Ethics, Code of Ethical Conduct, Corporate Governance Guidelines and Securities Trading Policy by directing your request in writing to Tiptree Financial Inc., 780 Third Avenue, 21st Floor, New York, NY, 10017, Attn: Secretary or by calling our corporate number at (212) 446-1400.
The Board of Directors and its Committees

Our business and affairs are overseen by our Board of Directors pursuant to the Maryland General Corporation Law and our Bylaws. Members of the Board of Directors are kept informed of the Company’s business by participating in Board and Committee meetings, by reviewing materials provided to them and through discussions with the Chairman and CEO and with key members of management. The average age of our directors, including our director nominees is 60.3 years. The average tenure of our directors, including our director nominees as of the 2016 Annual Meeting, is expected to be approximately 3 years.
Our Board of Directors presently consists of six members: Michael G. Barnes, Lesley Goldwasser, Jonathan Ilany, John E. Mack, Richard A. Price and Bradley E. Smith. The Board of Directors has affirmatively determined that Messrs. Price, Mack and Smith and Ms. Goldwasser are independent as that term is defined in NASDAQ Marketplace Rules and SEC regulations.
The Board of Directors currently has two standing committees: an Audit Committee and a Compensation, Nominating and Governance Committee (the “CNG Committee”).
During fiscal 2015, our Board of Directors held eight meetings, the Audit Committee held five meetings and the CNG Committee held six formal meetings and several informal discussions among the members of the CNG Committee and its independent compensation consultant. All of our directors during fiscal 2015 attended at least 75% of the combined total number of meetings of our Board of Directors and the committees of the Board on which they served, if any, during fiscal 2015.
Audit Committee
Our Board of Directors has established an audit committee that meets the definition provided by Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Until the Annual Meeting, the Audit Committee will be comprised of our four independent directors: Messrs. Mack, Price, Smith and Ms. Goldwasser. The current Audit Committee members satisfy the definition of independence set forth in the NASDAQ Marketplace Rules and Rule 10A-3 under the Exchange Act. Mr. Mack is the Chairman of the Audit Committee and was determined by our Board of Directors to be an “audit committee financial expert” as that term is defined in the Exchange Act.
The Audit Committee assists the Board of Directors in overseeing:

•	our accounting and financial reporting processes;

•	the quality and integrity and audits of our consolidated financial statements, and accounting and reporting processes;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent registered public accounting firm; and

•	the performance of our independent registered public accounting firm and any internal auditors.
The Audit Committee is also responsible for engaging the independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm and considering the range of audit and non-audit fees.
Compensation, Nominating and Governance Committee

Until the Annual Meeting, the CNG Committee will be comprised of our four independent directors: Messrs. Mack, Price and Smith and Ms. Goldwasser. Mr. Price has been Chairman of the CNG Committee since July 2013.
The CNG Committee is responsible for:

•
establishing our corporate goals and objectives relevant to the Chief Executive Officer’s compensation, reviewing the Chief Executive Officer’s performance in light of such goals and objectives and evaluating and approving the performance of, and the compensation paid by the Company to, the Chief Executive Officer in light of such goals and objectives;

•
reviewing and evaluating the performance of, and recommending to the Board of Directors the compensation of, our executive officers other than our Chief Executive Officer, considering our corporate goals and objectives and evaluating the performance of such executive officers in light of such goals and objectives;

•
overseeing the compensation policies and programs of our non-executive officer employees to determine whether such compensation policies and programs are functioning effectively and do not create any unreasonable risk to the Company, as well as reviewing the appropriateness of the compensation practices to determine if they are reasonably likely to have a material adverse effect on the Company;

•	reviewing, evaluating and recommending to the Board of Directors any incentive plan or material revision thereto, and administering the same;

•	reviewing and approving the disclosure regarding our compensation and benefit matters in our proxy statement and Annual Report;

•
identifying, recruiting and recommending to the full Board of Directors qualified candidates for election as directors and recommending a slate of nominees for election as directors at the annual meeting of stockholders;

•	developing and recommending to the Board of Directors corporate governance guidelines and policies;

•	recommending to the Board of Directors compensation for service as directors in accordance with our corporate governance guidelines;

•	overseeing the evaluation of the structure, duties, size, membership and functions of the Board of Directors and its committees and recommending appropriate changes to the Board of Directors; and

•	establishing procedures to exercise oversight of the evaluation of the Board of Directors and its committees and members (including a self-evaluation).
The CNG Committee has the authority to retain, at the Company’s expense, independent legal, accounting and other consultants, advisors and experts that it reasonably determines to be necessary or appropriate to assist the committee in the performance of its responsibilities. In 2015, the CNG Committee engaged Compensation Advisory Partners LLC as its independent compensation consultant, to help advise on the design and amount of our executive compensation.

Director Compensation
The following table sets forth information regarding the compensation paid to, and the compensation expense we recognized, with respect to our Board of Directors during fiscal 2015:

Director Compensation Fiscal 2015 (1)(2)

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Michael G. Barnes(3)	$—	$—	$—
Lesley Goldwasser	$75,005	$33,025	$108,030
William A. Houlihan(4)	$32,548	$13,849	$46,397
Jonathan Ilany(5)	$—	$—	$—
Geoffrey N. Kauffman(6)	$—	$—	$—
John E. Mack(7)	$57,119	$19,916	$77,035
Richard A. Price	$85,005	$33,025	$118,030
Bradley E. Smith	$75,005	$33,025	$108,030

(1)
Amounts recognized by the Company for financial statement reporting purposes in the fiscal year ended December 31, 2015 in accordance with Accounting Standards Codification 718 — Compensation — Stock Compensation. See Note 21 to the consolidated financial statements contained in the 2015 10-K. In accordance with SEC rules, estimates of forfeitures related to service-based conditions have been disregarded. In fiscal 2015, each director other than Messrs. Barnes and Ilany and former director, Mr. Kauffman, received an annual retainer of $50,000, plus $6,250 per quarter for attending each quarterly meeting (for total meeting fees of $25,000 per year), plus $35,000 in immediately vested shares of our common stock. Each independent director may elect to receive up to $70,000 of the total compensation in the form of immediately vested shares of our common stock rather than cash. The annual retainer payable to our independent directors is payable quarterly in arrears. These shares are granted in arrears with the number of shares based on the volume weighted average price for the ten trading days prior to the end of the quarter. The grant date fair market value of our common stock for each of the fiscal quarters in 2015 were $6.88, $7.01, $6.16 and $5.67, respectively.

(2)	For a list of beneficial ownership of our Class A common stock held by our directors as of March 31, 2016, see “Security Ownership of Certain Beneficial Owners and Management” below.

(3)	Mr. Barnes receives no annual retainer in connection with his service on our Board.

(3)	Mr. Houlihan’s tenure as a director ended on May 12, 2015.

(4)	Mr. Ilany receives no annual retainer in connection with his service on our Board.

(5)	Mr. Kauffman’s tenure as a director ended on November 10, 2015; Mr. Kauffman received no annual retainer in connection with his service on our Board.

(6)	Mr. Mack joined the Board effective May 12, 2015.

The Chair of the Audit Committee receives an additional annual retainer of $15,000 and the chair of the CNG Committee receives an additional annual retainer of $10,000. In addition, we reimburse all directors for reasonable out-of-pocket expenses incurred in connection with their services on our Board of Directors.
Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines that address significant issues of corporate governance and set forth procedures by which our Board of Directors carries out its responsibilities. Among the areas addressed by the Corporate Governance Guidelines are director qualification standards, director responsibilities, director relationships and access to management and independent advisors, director compensation, director orientation and continuing education, management succession, annual performance evaluation of the Board of Directors and management responsibilities. Our CNG Committee is responsible for assessing and periodically reviewing the adequacy of the Corporate Governance Guidelines and will recommend, as appropriate, proposed changes to the Board of Directors.
Code of Business Conduct and Ethics and Code of Ethical Conduct
Our Board of Directors has adopted a Code of Business Conduct and Ethics that applies to our directors, executive officers (including our principal executive officer and principal financial and accounting officer) and employees, as well as employees of any person or its affiliates that provide services to us. The Code of Business Conduct and Ethics was designed to assist our directors, executive officers and employees, as well as employees of any person or its affiliates that provide services to us, in complying with the law, resolving moral and ethical issues that may arise and in complying with our policies and procedures. Among the areas addressed by the Code of Business Conduct and Ethics are compliance with applicable laws, conflicts of interest, use and protection of our

Company’s assets, confidentiality, communications with the public, accounting matters, record keeping and discrimination and harassment. In addition, we have a Code of Ethical Conduct that applies to our senior officers and financial managers. The Code of Ethical Conduct provides principles to which senior officers and financial managers are expected to adhere and advocate, rules regarding individual and peer responsibilities, and responsibilities to other employees, us, the public and other stockholders. Like the Code of Business Conduct and Ethics, it is designed to assist the senior officers and financial managers comply with the law and resolve moral and ethical issues that may arise.
We intend to satisfy our disclosure obligations under Item 5.05 of Form 8-K related to amendments or waivers of the Code of Business Conduct and Ethics by posting such information on our corporate website.
Communications with our Board of Directors
We have a process by which stockholders and/or other parties may communicate with our Board of Directors, our independent directors as a group or our individual directors. Any such communications may be sent to our Board of Directors in writing and should be directed to the Board of Directors, a committee, the independent directors as a group, or an individual director at Tiptree Financial Inc., 780 Third Avenue, 21st Floor, New York, NY, 10017, Attn: Secretary, who will forward all such communications on to the intended recipient. In addition, stockholder communications can be directed to our Board of Directors, a committee, the independent directors as a group or an individual director by calling our Corporate Governance Hotline at (844) 877-5474. Any such communications may be made anonymously.
Director Attendance at Annual Meetings
Pursuant to our Corporate Governance Guidelines, we expect each member of our Board of Directors to attend each annual meeting of stockholders. Last year, all of the then six directors attended the annual meeting of stockholders.
Identification of Director Candidates
As stated in the CNG Committee Charter, the CNG Committee assists our Board of Directors in identifying and reviewing director candidates to determine whether they qualify for membership on the Board and for recommending to the Board nominees to be considered for election at our annual meeting of stockholders.
In making recommendations to our Board of Directors, the CNG Committee considers such factors as it deems appropriate. Though the Company does not have a formal policy addressing diversity, the Board of Directors and the CNG Committee believe that diversity is an important attribute of the members who comprise our Board of Directors and that members should represent an array of backgrounds and experiences and should be capable of articulating a variety of viewpoints. As such, directors should have diversity with respect to background, skills and expertise, industry knowledge and experience. The CNG Committee uses the following general criteria for identifying director candidates:

•	Directors should possess senior level management and decision-making experience;

•	Directors should have a reputation for integrity and abiding by exemplary standards of business and professional conduct;

•	Directors should have the commitment and ability to devote the time and attention necessary to fulfill their duties and responsibilities to the Company and its stockholders;

•
Directors should be highly accomplished in their respective fields, with leadership experience in corporations or other complex organizations, including government, educational and military institutions;

•	In addition to satisfying the independence criteria described in the Corporate Governance Guidelines, independent directors should be able to represent all stockholders of the Company;

•
Directors who are expected to serve on a committee of the Board of Directors shall satisfy applicable legal requirements and other criteria established by any securities exchange on which our common stock is listed; and

•	Directors should have the ability to exercise sound business judgment to provide advice and guidance to the Chief Executive Officer and Executive Chairman with candor.

The foregoing general criteria apply equally to the evaluation of all potential independent and management director nominees, including those individuals recommended by stockholders.
The Board of Director’s assessment of a director candidate’s qualifications also includes consideration of diversity, age, skills and experience in the context of the needs of the Board of Directors.
Our CNG Committee may solicit and consider suggestions of our directors, TFP or its affiliates or our management regarding possible nominees. Our CNG Committee may also procure the services of outside sources or third parties to assist in the identification of director candidates.
Our CNG Committee may consider director candidates recommended by our stockholders. Our CNG Committee will apply the same standards in considering candidates submitted by stockholders as it does in evaluating candidates submitted by members of our Board of Directors, TFP or its affiliates or our management. Any recommendations by stockholders should follow the procedures outlined under “Additional Information — Stockholder Proposals” in this proxy statement and in our Bylaws.
Executive Sessions of Independent Directors
In accordance with our Corporate Governance Guidelines, the independent directors serving on our Board of Directors are given an opportunity at each meeting to meet in executive session without the presence of any directors or other persons who are part of our management. Our executive sessions were chaired by our Lead Director, who was Mr. Houlihan prior to March 26, 2015 and was Mr. Price thereafter. Interested parties may communicate directly with our Lead Director or our independent directors as a group through the process set forth above under “Communications with our Board of Directors.”
Current Board Leadership Structure
Our Board of Directors is led by Michael G. Barnes, the Chairman of our Board of Directors, and our Executive Chairman.
Because the Chairman of the Board of Directors is not independent, the Board of Directors appointed Mr. Price to serve as the Company’s Lead Director and preside at executive sessions of the independent directors and at meetings of the Board of Directors when the Chairman is not present.
To help ensure that the Board of Directors carries out its oversight responsibilities, our Corporate Governance Guidelines require the Board of Directors as a whole to maintain independence from management. Pursuant to the Corporate Governance Guidelines, a majority of the Board of Directors must be independent. As of the date hereof, four of our current six directors have been determined to be independent.
Board’s Role in Risk Oversight
Our Board of Directors oversees our business in general, including risk management and performance of the Executive Chairman, Chief Executive Officer and other members of senior management, to assure that the long-term interests of the stockholders are being served. Each committee of our Board of Directors is also responsible for reviewing the risk exposure related to such committee’s areas of responsibility and providing input to senior management on such risks.
Management and our Board of Directors have a process to identify, analyze, manage and report all significant risks facing us. Our Executive Chairman and Chief Executive Officers will regularly report to the Board of Directors on significant risks facing us, including legal, financial, operational and strategic risks. The Audit Committee reviews with senior management significant risks related to the Company and periodically reports to the Board of Directors on such risks.
In addition, pursuant to its charter, the Audit Committee is responsible for reviewing and discussing the Company’s business risk management process, including the quality and integrity of the Company’s financial statements, and accounting and reporting processes, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of the Company’s internal audit function. Furthermore, the Audit Committee evaluates key financial statement issues and risks, their impact or potential effect on reported financial information and the process used by management to address such matters. At each Audit Committee meeting, management briefs the committee on the current business and financial position of the Company, as well as such items as internal audits and independent audits.
CNG Committee Interlocks and Insider Participation
The following non-employee directors are the current members of the CNG Committee of the Board of Directors: Messrs. Price, Mack and Smith and Ms. Goldwasser. Until he ceased being a director on May 12, 2015, Mr. Houlihan was a member of the CNG Committee. During 2015, none of the Company’s executive officers served as a director or member of the corporate governance committee of any other entity whose executive officers served on the Company’s Board of Directors or CNG Committee.
AUDIT COMMITTEE REPORT
The Audit Committee oversees our financial reporting process on behalf of our Board of Directors, in accordance with the Audit Committee Charter. Management has the primary responsibility for the preparation and presentation and integrity of our financial statements and has represented to the Audit Committee that such financial statements were prepared in accordance with generally accepted accounting principles. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2015 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.
Our Audit Committee reviewed with our independent auditors, who are responsible for auditing our financial statements and for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgment as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16, Communications with Audit Committees. In addition, the Audit Committee has received from our independent auditors written disclosures regarding the auditors’ independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent auditors, their independence from the Company and its management. In concluding that the independent auditors are independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the independent auditors in 2015 were compatible with its independence.
Our Audit Committee discussed with our independent auditors the overall scope and plans for their audit. Our Audit Committee met with our independent auditors, with and without management present, to discuss the results of their examinations, and the overall quality of our financial reporting.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC.

Submitted by the Audit Committee

John E. Mack (Chairman)
Lesley Goldwasser
Richard A. Price
Bradley E. Smith
The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall n ot otherwise be deemed filed under such Securities Act and/or Exchange Act.
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed the accounting firm of KPMG to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2016, subject to ratification of this appointment by our stockholders. KPMG acted as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2014 and 2015.
A representative of KPMG will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.
Audit and Non-Audit Fees
The following table presents the approximate aggregate fees billed by KPMG, our independent registered public accounting firm for fiscal 2015 and 2014, respectively:

	2015	2014
Audit Fees(1)	$4,530,000	$2,086,000
Audit-Related Fees(2)	900,050	757,500
Tax Fees(3)	22,000	10,000
All Other Fees(4)	84,200	78,130
Total Fees	$5,536,250	$2,931,630

(1)	Fees related to our annual audit, review of our quarterly reports on Form 10-Q, and review of documents filed with the SEC.

(2)	Fees related to regulatory and statutory filings and acquisition related audit procedures for subsidiary entities.

(3)	Fees related to tax compliance services and tax preparation services.

(4)	Fees for agreed upon procedures performed at subsidiary entities and other incidental expenses.
Pre-Approval Policies and Procedures of the Audit Committee
The Audit Committee has sole authority (with the input of management) to approve in advance all engagements of our independent registered public accounting firm for audit or non-audit services. All services provided by KPMG in 2014 and 2015 were pre-approved by the Audit Committee. The Audit Committee has determined that the non-audit services provided by the Company’s independent registered public accounting firms are compatible with maintaining the accounting firm’s independence.
Ratification
The Board of Directors asks stockholders to ratify the selection of KPMG as our independent registered public accounting firm. Stockholder ratification of the appointment of KPMG as our independent registered public accounting firm is not required by our Bylaws or other governing documents. However, the Board of Directors is submitting the appointment of KPMG to the stockholders for ratification as a matter of good corporate governance. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.
Vote Required and the Recommendation of the Board
The affirmative vote of a majority of all of the votes cast at the Annual Meeting, assuming a quorum is present, is required for approval of Proposal 2. For purposes of the vote on Proposal 2, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.
STOCK PERFORMANCE GRAPH

Set forth below is a line-graph presentation comparing the cumulative total return on our Class A common stock against cumulative total returns of the Russell 2000 and the S&P North American Financial Services Index(2). The performance graph shows the total return on an investment of $100 for the period beginning December 31, 2010 and ending December 31, 2015 assuming reinvestment of dividends. The stockholder return shown on the graph below is not necessarily indicative of future performance, and we will not make or endorse any predictions as to future stockholder returns. The graph and related data were furnished by ICR, LLC.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN(1)
240
220
200
180
160
140
120
100
80
60
145.51
181.62
175.89
182.30
201.18
155.18
95.82
111.49
130.81
154.78
163.47
154.89
85.79
108.39
128.45
144.07
164.65
163.17
1/1/2011
12/31/2011
12/31/2012
7/1/2013
12/31/2013
12/31/2014
12/31/2015
TIPT
Russell 2000
S&P NA Fin Svcs Index (2)

____________________________________
(1) Tiptree Financial’s Class A common stock has traded on the NASDAQ Capital Market under the ticker symbol “TIPT” since August 9, 2013. Prior to July 1, 2013, Tiptree Financial Inc. was formerly known as Care Investment Trust Inc. (“Care”). Care’s common stock was quoted on the OTCQX market under the ticker symbol “CVTR.”

(2) We believe it is difficult to develop a peer group of companies similar to Tiptree as Tiptree owns subsidiaries engaged in a number of diverse business activities. However, management views Tiptree and its subsidiaries as primarily engaged in financial services and accordingly, management has used the Standard and Poor’s North American Financial Services Index for comparative purposes.
.
COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation philosophy and programs, and the decisions made by our CNG Committee for 2015. The discussion below is intended to help you understand the detailed information for our named executive officers (“NEOs”) provided in our executive compensation tables and put the specific pay decisions for 2015 into context within our overall compensation program.

Guiding Principles and Compensation Policies

Tiptree’s executive compensation program is intended to reward our leadership for performance and to align our leadership’s interests with those of our other stockholders on an annual and long-term basis. Our CNG Committee has developed the following guiding principles for our compensation program:

•
Pay for performance with a high percentage of compensation depending on the Company’s performance, including by aligning a significant portion of the Executive Committee’s equity compensation to the Company’s achievement of long-term performance;

•	Align executive compensation with stockholder interests;

•	Provide incentives to close the gap between the Company’s book value per share and stock trading price;

•	Balance rewarding short-term and long-term performance to focus on long-term value creation;

•	Retain current management, encourage loyalty and effectively attract new executives over time by providing competitive levels of compensation; and

•	Make our executive compensation practices transparent.

Consistent with the foregoing, our compensation program generally has three elements: salary, performance-based annual cash incentive awards and annual long-term equity incentive awards. As described further in the table below, each element of our compensation program is tailored to incentivize performance in a specific area that we believe will promote sustained economic value over time. In addition, on a case by case basis, the Company has awarded initial cash or equity grants to attract talented executives.

Element	Form of Compensation	Pay for Performance	Primary Objectives
Base Salary	Fixed Cash	Adjustments to base salary take into account individual performance	Attract and retain talented executives while avoiding a high fixed cost structure
Annual Cash Incentive Award	Variable Cash	Awards based on an earnings metric of the Company as adjusted by the CNG Committee and individual performance	Motivate near-term productivity and profitability
Annual Long-Term Equity Incentive Award	Variable	Awards based on an earnings metric of the Company as adjusted by the CNG Committee and individual performance	Align executive interests with long-term stockholder value
	Fully vested stock	Potential value gain through stock appreciation
	Restricted stock units (“RSUs”) subject to time-based vesting	Vesting encourages retention; potential value gain through stock appreciation
	Time- and performance-based options	Vesting encourages retention; potential value gain is dependent on sustained stock trading price increase

Our CNG Committee is responsible for our executive compensation program design and administration, including evaluation of management performance and a regular review of our compensation programs and awards. Tiptree is managed by a management Executive Committee consisting of Michael G. Barnes and Jonathan Ilany. In 2015, the Executive Committee also included Mr. Kauffman until his resignation in November 2015. The Executive Committee is responsible for strategic planning, capital allocation among Tiptree’s business sectors, overseeing M&A activity and risk management. Our Executive Committee provides the CNG Committee with preliminary recommendations for compensation of the remaining NEOs other than those on the Executive Committee, to the extent there is discretion in making compensation decisions. However, the CNG Committee approves the compensation for all NEOs, including the Executive Chairman and CEO.

Below is a summary description of the Company’s significant compensation policies.

What We Do
✓	Pay for performance	✓	Use an independent compensation consultant
✓	Grant equity-based awards as a significant portion of our NEOs annual variable compensation	✓	Prohibit NEOs from shorting, pledging or hedging Tiptree stock
✓	Mitigate risk through a clawback policy	✓	CNG Committee reserves right to exercise negative discretion

What We Don’t Do
✓	No perquisites to NEOs other than reimbursement of transportation costs	✓	No term employment, golden parachute or severance agreements with our NEOs (other than the CFO)
✓	No Section 280G or 409A tax gross-ups	✓	Limited guaranteed bonus arrangements with our NEOs (CFO and PAO)
✓	No defined benefit pensions or supplemental retirement programs	✓	No repricing of underwater stock options
✓	No recycling of shares used to pay the taxes on vested RSUs	✓	Under the 2013 Omnibus Plan, no individual grant may exceed $5 million in cash or 500,000 shares of Class A common stock or options in any year

We mitigate risk through a clawback policy contained in our 2013 Omnibus Plan. If the Company files an accounting restatement due to material noncompliance with financial reporting requirements under securities laws or misconduct, then any executive who knowingly or recklessly engaged in misconduct or recklessly failed to prevent or report the misconduct, shall repay to the Company any bonus (whether cash, RSUs or options) paid or granted to the executive based on the incorrect financial statements in an amount determined by the CNG Committee. In addition any bonus (whether cash, RSU or options) paid or granted to the executive will be subject to clawback to the maximum extent required to comply with the Dodd-Frank Act.

Named Executive Officers

Our NEOs are the current and former executive officers whose compensation is discussed in this CD&A and whose compensation is shown in the compensation tables below. For 2015, our NEOs are:

Current NEOs
Michael G. Barnes	Executive Chairman
Jonathan Ilany	Chief Executive Officer
Sandra Bell	Chief Financial Officer
Julia Wyatt	Chief Operating Officer
Patrick Huvane	Chief Accounting Officer
Neil C. Rifkind	Vice President, General Counsel and Secretary

Former NEOs
Geoffrey N. Kauffman	Former Co-Chief Executive Officer
Richard Claiden	Former Chief Financial Officer

For 2015, Michael G. Barnes and Julia Wyatt were employees of Tricadia and Patrick Huvane was an employee of Mariner. Accordingly, they were not directly compensated by Tiptree. This proxy statement describes payments, including incentive compensation, by Tiptree to Tricadia for Mr. Barnes’ and Ms. Wyatt’s services under a Transition Services Agreement (the “TSA”) and payments, including incentive compensation, by Tiptree to an affiliate of Mariner for Mr. Huvane’s services under an Administrative Services Agreement (the “ASA”). See “Certain Relationships and Related Transactions - Transactions with Related Persons”.

During 2015, Mr. Kauffman, our former Co-Chief Executive Officer, and Mr. Claiden, our former Chief Financial Officer, were each an NEO of the Company. As previously disclosed, Mr. Kauffman resigned his employment with the Company on November 10, 2015 and Mr. Claiden resigned as Chief Financial Officer of the Company on February 24, 2015, but continued as a part time employee in a consulting senior advisor role for the remainder of 2015. Separation payments to Mr. Kauffman are described under “- Separation Payments to Mr. Kauffman” below. Mr. Claiden did not receive any separation payments.

Use of Independent Compensation Consultant

The CNG Committee engaged Compensation Advisory Partners LLC (“CAP”) to serve as its independent compensation consultant. CAP received instructions from, and reported to, the CNG Committee on an independent basis. CAP was also authorized by the CNG Committee to share with and request and receive from management specified information in order to prepare for CNG Committee meetings.

The CNG Committee requested CAP’s advice on a variety of matters, including the design and amount of our executive compensation, compensation strategy, market comparisons, pay and performance alignment, the advisability of peer benchmarking, executive pay trends, compensation best practices, compensation-related legislative matters and related rulemaking, and compensation plan designs and modifications. The CNG Committee met with CAP, both with and without management, on several occasions during 2015, and also in early 2016 with respect to compensation decisions for 2015 performance. The CNG Committee assessed the independence of CAP pursuant to SEC and NASDAQ rules, and concluded that no conflict of interest exists that would prevent CAP from independently representing the CNG Committee. During 2015, CAP did not provide any services to the Company or its affiliates other than advising the CNG Committee on executive officer compensation.

The CNG Committee does not currently use benchmarking in making compensation decisions. In 2015, however, the CNG Committee reviewed compensation practices compiled by CAP with respect to the companies that operate in the same industries as the Company to provide a reference point for pay levels and practices.

What Has Changed From 2014 and What Will Change for 2016

The chart below summarizes changes in the Company’s compensation program, from 2014 through 2016, which are described in greater detail following the chart.

	2014	2015	2016
Performance Measure	Economic Net Income	Economic Net Income	Adjusted EBITDA
Payout %	50% of hypothetical management fees	50% of hypothetical management fees	Executive Committee: 5.58% Other NEOs: up to 4.5%
Incentive Compensation Elements	Executive Committee: Cash and fully vested stock	Executive Committee: Cash, fully vested stock and time- and performance- based options	Executive Committee: Cash, three year cliff vested RSUs and time- and performance- based options
	Other NEOs: Cash and three year annual vested RSUs	Other NEOs: Cash and three year annual vested RSUs	Other NEOs: Cash and three year annual vested RSUs

During 2015, the CNG Committee reviewed the Company’s incentive compensation program with the assistance of CAP and has adopted new performance criteria for purposes of its variable compensation program for 2016 that are described in more detail below under “-Compensation Considerations for 2016” below.

To reflect the Executive Committee’s focus on long-term value creation, the Executive Committee and the CNG Committee agreed to use the 2016 plan’s incentive mix of cash, stock and options for the Executive Committee’s 2015 incentive compensation.

2015 Company Performance

In 2015, Tiptree’s management completed several key initiatives, including:

•
Hiring a Chief Financial Officer with significant public company experience as well as additional accounting, financial reporting, tax and compliance personnel to improve our internal controls over financial reporting;

•	Growing revenue by 5.5x year over year, as the acquisition of Fortegra more than offset the sale of PFG;

•
Completing the sale of PFG for $142.8 million of proceeds to Tiptree and two future payments over the two years following closing totaling approximately $7.3 million. The sale resulted in an after tax gain of approximately $15.6 million for 2015;

•	Achieving profitability in our specialty finance segment, in part through the acquisition of Reliance;

•	Acquiring 11 seniors housing communities through Care for $84.9 million;

•	Making principal investments in pools of non-performing loans of approximately $39.7 million in 2015. In the first quarter of 2016, we added $8.0 million for a total investment of $47.7 million;

•
Investing an aggregate of $70.0 million in both Telos 2016-7, Ltd. which launched a new CLO in the second quarter of 2016 and in a Telos managed credit opportunity strategy which involves the leveraged purchase of commercial loans;

•	Returning $7.3 million to Class A stockholders through dividends of $3.3 million and stock repurchases of $4.0 million; and

•	Taking steps to simplify Tiptree’s corporate structure, including by creating a consolidated group among Tiptree and its subsidiaries for U.S. federal income tax purposes effective January 1, 2016.

2015 Compensation Highlights

Compensation of the current NEOs is largely driven by the financial and strategic performance of the Company. Total compensation of the current NEOs in 2015 was $6.6 million. In approving the compensation program and awards for 2015, our CNG Committee considered a number of factors including, but not limited to, the responsibilities of the executives’ positions, the executives’ experience and contributions, the competitive marketplace for executive talent and corporate performance.

Total compensation of the current Executive Committee in 2015 was $3.4 million and total compensation of the current NEOs other than the Executive Committee in 2015 was $3.2 million. Consistent with Tiptree’s pay for performance philosophy, NEO pay mix is heavily weighted toward variable, performance-based pay, which aligns a large portion of equity compensation to performance of the long term objectives of Tiptree. The charts below illustrate for 2015 the fixed versus variable mix of compensation for our current NEOs. As seen in the illustration below, for 2015, only 13% of compensation was fixed for the current Executive Committee while 87% was variable, of which 41% was at risk. Only 35% of the compensation of the other current NEOs at year-end was fixed while 65% was variable, of which 26% was at risk.

Fixed compensation consists of salary, variable compensation consists of any award based on performance and CNG Committee determination (including negative discretion) and at-risk compensation consists of any cash or stock award subject to forfeiture.

2015 Compensation Program and Decisions

Consistent with our compensation philosophy, our 2015 compensation program had three elements: salary, performance-based annual cash incentive awards and annual long-term equity incentive awards. Although each element of compensation described below was considered separately, our CNG Committee made its determinations regarding each individual component of the compensation program in the context of the aggregate effect on total compensation for each NEO. For the Executive Committee, the Company made a partial payment of incentive compensation in December 2015 with a true up in the first quarter of 2016. Unless otherwise noted, the partial payment and true up amounts are reported on an aggregate basis.

Base Salary

The CNG Committee’s philosophy is to maintain base salaries at a modest level and to use incentive compensation as the primary form of compensation.

The Executive Chairman, Chief Operating Officer and the Chief Accounting Officer were not compensated directly by Tiptree. The base salary amounts below for such individuals reflect the amounts paid by Tiptree to Tricadia and Mariner, as applicable, under the TSA and ASA, respectively, and may not reflect actual amounts received by the executives.

Base salaries for NEOs and amounts paid under the TSA and ASA did not increase from 2014 to 2015 other than Mr. Huvane. The amounts payable under the TSA and ASA were fixed pursuant to the terms thereof. Base salaries for Messrs. Ilany and Rifkind and Ms. Bell are based on competitive market rates for experienced executives in the financial services industry. The base salaries and amounts paid under the TSA or ASA for the services of our NEOs for 2015 were as follows:

Name	Base Salary/TSA/ASA Payment
Michael Barnes	$100,000 (under TSA)
Jonathan Ilany	$350,000
Sandra Bell	$400,000 (annualized)
Julia Wyatt	$350,000 (under TSA)(1)
Patrick Huvane	$193,750 (under ASA)
Neil Rifkind	$375,000
Total	$1,768,750
Notes
(1) Reflects the payment to Tricadia pursuant to the TSA and may not reflect the amount Ms. Wyatt actually received from Tricadia. As of January 1, 2016, Ms. Wyatt became an employee of a subsidiary of the Company, with a base salary of $300,000.

Initial Cash or Equity Grants

We make initial cash or equity grants to NEOs when our CNG Committee determines that it would be to the advantage and in the best interests of Tiptree and its stockholders to make these grants as an inducement to the NEO to enter into the employ of Tiptree. For 2015, initial equity grants were only made to Ms. Bell, Tiptree’s Chief Financial Officer, who joined the Company on July 1, 2015. Tiptree granted Ms. Bell 15,000 restricted shares of Class A common stock with a grant date fair value of $110,400 that were fully vested at grant, but subject to forfeiture if she resigns without Good Reason (as defined in her Employment Agreement described below) prior to July 1, 2016, and 40,761 RSUs with a grant date fair value of $300,000 that will vest in equal annual installments over three years.

Incentive Compensation-Pool Determination

Our incentive compensation has historically consisted of performance-based annual cash incentive awards and annual long-term equity incentive awards, and we continued this practice in 2015.

As in 2014, for 2015, the Company continued to use Economic Net Income as a performance measure in determining compensation. Economic Net Income was calculated as the Company’s pre-tax, pre-bonus adjusted net income in substantially the same manner as calculated when the Company was externally managed by Tricadia.

For 2015, the Company established an incentive compensation pool for those in place at the time of the internalization in 2012 equal to approximately 50% of the hypothetical management fees that would have been payable to Tricadia as external manager net of direct and allocated expenses (the “50% Methodology”). After discretionary and contractual bonuses are determined for non-Executive Committee participants in the 50% Methodology compensation pool, subject to adjustment by the CNG Committee, the remaining amount was allocated to the Executive Committee. The dollar amount of the Executive Committee pool was then allocated 55% to be issued in the form of cash, 30% to be issued in the form of fully vested stock and 15% to be issued in the form of time-and performance-based options. The CNG Committee’s methodology for determining the number of shares of stock and options to be granted was agreed upon with the Executive Committee and is described below. Amounts for Ms. Bell and Mr. Rifkind were determined by the CNG Committee upon recommendation of the Executive Committee based on the performance of the Company and their individual performance.

Incentive Compensation-Performance-Based Annual Cash Incentive Awards

For 2015, the performance-based annual cash incentive award allocation to the Executive Committee was 55% of the available bonus pool for the Executive Committee (with the remaining 45% in the form of annual long-term equity awards as described below), determined using the 50% Methodology described above.

For 2015, the Executive Committee made an annual cash incentive payout recommendation for the other NEOs, which was approved by the CNG Committee. In developing recommendations for the other NEOs, the Executive Committee considered the overall performance of Tiptree, as well as the individual performance of each other NEO. For the other NEOs in 2015, on an aggregate basis, annual cash incentives comprised 61% of the bonus awarded with the remaining 39% consisting of RSUs vesting in three equal annual installments.

Executive Committee

The following describes the annual cash incentive awards made to each member of the Executive Committee in 2015.

Name	Annual Cash Incentive Award
Michael Barnes	$605,000 (under TSA)
Jonathan Ilany	$907,500
Total	$1,512,500

Other NEOs

The following describes the 2015 annual cash incentive awards to the other NEOs.

Name	Annual Cash Incentive Award
Sandra Bell	$200,000
Julia Wyatt	$419,250 (under TSA)(1)
Patrick Huvane	$225,000 (under ASA)
Neil Rifkind	$400,000
Total	$1,244,250
Notes
(1) Reflects the payment to Tricadia pursuant to the TSA and may not reflect the amount Ms. Wyatt actually received from Tricadia.

Incentive Compensation-Annual Long-term Equity Incentive Awards

For 2015, the annual long-term equity incentive award allocation to the Executive Committee was 45% of the available bonus pool for the Executive Committee determined using the 50% Methodology described above, consisting of 30% in the form of fully vested stock and 15% in the form of performance and time vested options. The number of shares of stock granted was determined by dividing 30% of each Executive Committee member’s total dollar amount allocated to him under the 2015 incentive compensation pool based on the 50% Methodology described above by $6.5675, which is the 15 calendar day volume weighted average price of the Company's common stock for the period ended on December 31, 2015 (the “VWAP”). The number of stock options was determined by dividing 15% of each Executive Committee member’s total dollar amount allocated to him under the 2015 incentive compensation pool based on the 50% Methodology described above by 25% of $6.5675, the VWAP.

For 2015, the Executive Committee made an annual long-term equity incentive recommendation for the other NEOs, which was approved by the CNG Committee. In developing recommendations for the other NEOs, the Executive Committee considered the overall performance of Tiptree, as well as the individual performance of each other NGO.

Executive Committee

The following table describes the number of shares and options granted to the Executive Committee members.

Name	Stock Awards (#)	Option Awards (#)
Michael Barnes	50,247	100,495
Jonathan Ilany	75,371	150,742
Total	125,618	251,237

The grant of fully vested stock was intended to provide significant alignment of the interests of the Executive Committee with other stockholders by providing the Executive Committee members with the ability to share in the appreciation of the Company’s stock.

The performance-vesting criteria of the stock options were intended to incentivize management to take actions to close the gap between the Company’s GAAP book value per share and stock trading price and to compensate the members of the Executive Committee only if they successfully raise the Company’s stock price over the long-term. The stock options also were intended to encourage the retention of the executives through the time-vesting criteria. The exercise price of the stock options granted on January 4, 2016 and March 10, 2016 is $5.67 and $5.87, respectively, which is the closing stock price on the respective date of grant. Each of the stock options have a ten year term and are subject to the following performance- and time-based vesting criteria (each of which must be met for the stock option to vest):

Performance Vesting: Achievement at any time during the option term of a 20-day volume weighted average stock price that exceeds the December 31, 2015 book value per share (which was $8.96).

Time Vesting: 1/3 on each of the third, fourth, and fifth anniversaries of the date of grant.

The time-vesting requirement of the options is waived upon a change of control, an executive’s death or disability or in the case of a termination without Cause (as defined below). All unvested stock options will be forfeited on an executive’s voluntary termination or termination for Cause.

For purposes of the stock options, “Cause” means any one of the following:

•	any event constituting “Cause” as defined in any employment agreement, if any, then in effect between the executive and the Company or any of its affiliates,

•	the executive's engagement in misconduct which is materially injurious to the Company or any of its affiliates,

•	the executive's failure to substantially perform his or her duties to the Company or any of its affiliates,

•	the executive's repeated dishonesty in the performance of his or her duties to the Company or any of its affiliates,

•
the executive's commission of an act or acts constituting any fraud against, or misappropriation or embezzlement from the Company or any of its affiliates, a crime involving moral turpitude, or an offense that could result in a jail sentence of at least 30 days or

•	the executive's material breach of any confidentiality or non-competition covenant entered into between the executive and the Company or any of its affiliates.

Other NEOs

The following table describes the grant date fair value of the 2015 annual long-term equity incentive awards, which consisted of RSUs that vest annually in three equal installments, granted to the NEOs other than the Executive Committee.

Name	RSUs (#)

Sandra Bell	15,226
Julia Wyatt	30,000 (under TSA)
Patrick Huvane	7,613 (under ASA)
Neil Rifkind	22,500
Total	75,339

Compensation Considerations for 2016

The CNG Committee adopted an incentive compensation program for 2016 that it believes will provide more transparency and greater alignment of management and stockholder’s interest than the 50% Methodology, which was adopted in 2012 when management was internalized and the Company was privately held. Beginning in 2016, the incentive compensation pool for NEOs will be based on a percentage of Adjusted EBITDA, as presented in the Company’s SEC filings, subject to achievement of an Adjusted EBITDA in 2016 in an amount at least equal to or greater than half of the Adjusted EBITDA in 2015. In addition, beginning in 2016, a high percentage of incentive compensation will consist of variable and at-risk grants of equity instruments rather than solely cash.

Executive Committee

The CNG Committee has established a 2016 incentive compensation pool for the Executive Committee that is equal to up to 5.85% of Adjusted EBITDA, allocated as follows:

Percentage of 2016 Adjusted EBITDA
Michael Barnes Executive Chairman	2.25%
Jonathan Ilany Chief Executive Officer	3.60%

The actual dollar amount of incentive compensation paid to each of the Executive Committee members will be determined by the CNG Committee, and is subject to negative and positive discretion, based on such factors as the CNG Committee determines to be relevant, but such discretion shall not result in a payout below 75% of target or above 125% of target.

The incentive compensation pool for the members of the Executive Committee will be allocated 55% in the form of cash, 30% in the form of RSUs with three-year cliff vesting and 15% in the form of performance-vested and time-vested options.

The RSUs will vest on a change of control or an executive’s death or disability. All unvested RSUs will be forfeited on an executive’s voluntary termination or termination for Cause (which has the same definition as in the 2015 stock options described above). The RSUs will continue to vest in the case of a termination without Cause. RSUs will be credited with dividend equivalents from the date of grant through the settlement date.

The stock options will have the same features as the stock options issued in 2015 described above.

Other NEOs

The CNG Committee has established a maximum percentage for the incentive compensation pool for the NEOs other than the Executive Committee of 4.5% of Adjusted EBIDTA. The actual bonus amount for each applicable executive will be determined by the CNG Committee in its discretion, based 50% on the Company’s Adjusted EBITDA relative to the prior year and 50% on the CNG Committee’s qualitative assessment of individual performance for 2016. For Ms. Bell, as required under her employment agreement, 50% of any incentive compensation will be paid in the form of cash and 50% in the form of RSUs that vest in equal annual installments over three years. For each of the other NEOs, 60% of the incentive compensation will be allocated in the form of cash and 40% in the form of RSUs that vest in equal annual installments over three years. Other than annual vesting rather than cliff vesting, the RSUs for the other NEOs will have the same terms as the RSUs that may be granted to the Executive Committee, as described above.

Separation Payments to Mr. Kauffman

On November 10, 2015, Mr. Kauffman resigned as Co-Chief Executive Officer of the Company. Pursuant to a separation agreement, dated as of November 10, 2015, by and among Tiptree Operating Company, LLC and Mr. Kauffman, he is entitled to payments in the aggregate amount of $6,459,017 in cash and the other benefits provided for in his employment agreement. A payment of $1,250,000 was made in December 2015 and the remaining $5,209,017 will be paid in three equal installments in June 2016, January 2017 and January 2018.

Tax Deductibility of NEO Compensation

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally imposes a $1 million limit on the deduction that a company may claim in any tax year with respect to compensation paid to each of its Chief Executive Officer and three other NEOs (other than the Chief Financial Officer). Certain types of performance-based compensation may qualify as exempt from the $1 million limit. Performance-based compensation generally includes only those payments that are contingent upon the achievement of pre-established performance objectives and excludes any fixed or guaranteed payments. One of the factors that we may consider in structuring and determining the compensation for our NEOs is the deductibility of such compensation under Section 162(m) to the extent applicable. However, this consideration is balanced with our primary goal of structuring compensation programs to attract, reward, motivate and retain highly talented executives. Our CNG Committee may approve compensation arrangements for our NEOs that are not fully deductible under Section 162(m) after taking into account several factors, including our ability to utilize deductions based on projected taxable income, and specifically reserves the right to do so.

Response to Say on Pay Advisory Vote and Stockholder Feedback

At our 2014 Annual Meeting of Stockholders, our advisory vote to approve compensation of our NEOs received the support of 99.87% of the votes cast. Our management met with several of our largest stockholders in 2015 and communicated stockholder feedback and comments to our CNG Committee, who considered that information in making 2015 compensation decisions.

COMPENSATION COMMITTEE REPORT

The CNG Committee has reviewed and discussed with management the preceding Compensation Discussion and Analysis contained in this proxy statement. Based on its review and discussions with management, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Tiptree’s proxy statement on Schedule 14A filed with the SEC.

Submitted by the Compensation Committee

Richard A. Price, Chair
Lesley Goldwasser
John E. Mack
Bradley E. Smith

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Securities Act and/or Exchange Act.

EXECUTIVE COMPENSATION
Summary Compensation
The following table sets forth information regarding the compensation approved to be paid to our NEOs in 2015, 2014 and 2013.
Summary Compensation Table

Name and Title	Year	Salary or Service Fees Paid to Tricadia ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Michael G. Barnes(2) Executive Chairman	2015	$100,000	$605,000	$285,814	$263,525		$1,254,339
	2014	$100,000	$—	$1,385,148	$—	$—	$1,485,148
	2013	$100,000	$—	$1,620,003	$—	$—	$1,720,003
Jonathan Ilany(3) Chief Executive Officer	2015	$350,000	$907,500	$428,724	$395,286	$32,476	$2,113,986
	2014	$87,500	$—	$230,100	$—	$—	$317,600
Geoffrey Kauffman(4) Former Co-Chief Executive Officer	2015	$306,250	$—	$—	$—	$1,250,000	$1,556,250
	2014	$350,000	$1,585,479	$461,711	$—	$—	$2,397,190
	2013	$350,000	$1,824,832	$636,995	$—	$—	$2,811,827
Sandra Bell(5) Chief Financial Officer	2015	$200,000	$200,000	$496,732		$—	$896,732
Richard Claiden(6) Former Chief Financial Officer	2015	$214,894	$—	$—	$—	$—	$214,894
Julia Wyatt(7) Chief Operating Officer	2015	$350,000	$419,250	$170,100	$—		$939,350
	2014	$350,000	$372,250	$115,050	$—	$—	$837,300
	2013	$350,000	$414,500	$50,002	$—	$—	$814,502
Neil C. Rifkind(8) Vice President, General Counsel and Secretary	2015	$375,000	$400,000	$127,575	$—	$—	$902,575
	2014	$375,000	$375,000	$126,555	$—	$—	$876,555
	2013	$187,500	$125,000	$15,000	$—	$—	$327,500
Patrick Huvane(9) Chief Accounting Officer	2015	$193,750	$225,000	$43,166	$—	$—	$461,916
	2014	$175,000	$225,000	$—	$—	$—	$400,000
	2013	$175,000	$269,500	$5,395	$—	$—	$449,895

(1)
See Note 21 to the Company’s Consolidated Financial Statements included in the Company’s 2015 Annual Report on Form 10-K. Stock and option award values are based on the grant date fair value computed in accordance with FASB ASC Topic 718, with the option awards computed using a Black-Scholes valuation model assuming 50% volatility. In accordance with SEC rules, estimates of forfeitures related to service-based conditions have been disregarded.

(2)
Mr. Barnes does not receive compensation directly from Tiptree. Tiptree pays $100,000 per year plus incentive compensation to Tricadia for Mr. Barnes’ services as Executive Chairman of Tiptree under a TSA between Tiptree and Tricadia. See “Certain Relationships and Related Transactions — Transactions with Related Persons — Transition Services Agreement.” Stock and stock option award amount represents the December 31 closing price value of such shares and stock options received by Tricadia as incentive compensation approved by the CNG Committee for Mr. Barnes’ services as Executive Chairman under the TSA. Mr. Barnes is a partner in Tricadia and the December 31 closing price value of shares received by Mr. Barnes from Tricadia in a distribution of shares of Class A common stock in accordance with Mr. Barnes’ interests in Tricadia was $544,739 for 2014 and $618,237 for 2013. The shares and options received by Tricadia in 2015 have not been distributed so all are beneficially attributed to Mr. Barnes. Mr. Barnes disclaims beneficial ownership of these securities except to the extent of his pecuniary interest.

(3)
Mr. Ilany joined Tiptree as Executive Vice President, Head of Mortgage Finance and Asset Management on October 1, 2014. The stock and stock option award amount in 2015 represents the December 31 closing price value of such shares and stock options; the stock award in 2014 consists of RSUs granted January 5, 2015 that vest over three years. The $32,476 of other compensation consists of travel reimbursements and taxes associated with such reimbursements.

(4)
Mr. Kauffman’s 2015 salary represents the amount he earned from January 1, 2015 to November 10, 2015, the date of his resignation. All other compensation for 2015 represents the amount paid in 2015 pursuant to a separation agreement, dated as of November 10, 2015. The $1,250,000 of other compensation consists of a severance payment to Mr. Kauffman that was made in December 2015. The remaining $5,209,017 of Mr. Kauffman’s severance payment will be paid in three equal installments in each of June 2016, January 2017 and January 2018.

(5)
Ms. Bell joined Tiptree as Chief Financial Officer on July 1, 2015. Her stock award amount in 2015 represents the grant date value of the shares and RSU issuance on July 1, 2015 and the RSU issuance on January 4, 2016. All RSUs vest equally over three years of the grant date.

(6)
Mr. Claiden joined Tiptree as Chief Financial Officer on January 1, 2015 and resigned effective February 28, 2015. Mr. Claiden remained as a part time employee of Tiptree as a consulting senior advisor on accounting and financial reporting matters from March 1, 2015 to December 31, 2015.

(7)
For 2013, 2014 and 2015, Ms. Wyatt did not receive cash compensation directly from the Company. Tiptree pays Tricadia for Ms. Wyatt’s services and certain other finance/accounting personnel under the TSA between Tiptree and Tricadia. See “Certain Relationships and Related Transactions — Transactions with Related Persons — Transition Services Agreement.” The amounts listed under her salary and bonus reflect the payment to Tricadia pursuant to the TSA and may not reflect the amounts she actually received from Tricadia. Her stock award represents the grant date value of shares on December 31, 2013 and the RSU issuances on January 4, 2016 and January 5, 2015. All RSUs vest equally over three years of the grant date. Her stock award amount excludes shares of Class A common stock received by Ms. Wyatt as a limited partner in Tricadia in a pro rata distribution in accordance with Ms. Wyatt’s interests in Tricadia. As of January 1, 2016, Ms. Wyatt became an employee of a subsidiary of the Company.

(8)
Mr. Rifkind was appointed Vice President, General Counsel and Secretary on July 8, 2013. His stock award represents the grant date value of the RSU issuances on January 4, 2016 and January 5, 2015. All RSUs vest equally over three years of the grant date.

(9)
Mr. Huvane does not receive cash compensation directly from the Company. Tiptree pays BackOffice Services Group, Inc. (“BOSG”) for Mr. Huvane’s services and certain other back office, administrative and accounting services. See “Certain Relationships and Related Transactions — Transactions with Related Persons — Transition Services Agreement.” The amounts listed under his salary and bonus reflect the payment to BOSG and may not reflect the amounts he actually received from BOSG. His stock award represents the grant date value of the RSU issuance January 4, 2016, which vest equally over three years of the grant date.

Employment Arrangements
Jonathan Ilany - Chief Executive Officer
Tiptree Asset Management Company, LLC (“TAMCO”), a subsidiary of the Company and Mr. Ilany entered into an Executive Employment Agreement dated as of October 1, 2014 (as amended, the “Ilany Employment Agreement”). Pursuant to the Ilany Employment Agreement, Mr. Ilany will receive compensation for serving as Chief Executive Officer of Tiptree and Operating Company, consisting of an initial annual base salary of $350,000 and a discretionary annual cash bonus in an amount set by the CNG Committee. Thereafter Mr. Ilany is eligible to receive an annual cash bonus in an amount determined by the CNG Committee. Performance based compensation will be conditional upon, and in relationship to, Tiptree achieving its own performance objectives with regard to growth and profitability. Mr. Ilany is also eligible to participate in any stock option, restricted stock, equity compensation or other long-term incentive plan of Tiptree pursuant to the terms and conditions of such plan then in effect.
There is no definite term under the Ilany Employment Agreement, and the Company may terminate Mr. Ilany at any time upon approval of Tiptree’s board of directors. If Mr. Ilany is terminated without cause, then Mr. Ilany will be entitled, subject to the execution of a general release, to: (i) his earned but unpaid base salary, any unreimbursed business expenses and any rights or benefits to which Mr. Ilany is entitled under the terms of any employee benefit plan; (ii) earned but unpaid bonuses with respect to any performance period that ends in the calendar year prior to the calendar year in which termination occurs; and (iii) the pro rata amount up to the date of termination of bonuses and other incentive compensation that would have been payable with respect to the performance period that ends in the calendar year in which the termination occurs.
Mr. Ilany has agreed that, during his employment and for one year following the date of termination, he will not:

•	engage in, participate in, carry on, own, or manage, directly or indirectly, any business entity that competes or competed with the Company or any affiliate of the Company;

•
directly or indirectly solicit, service, or interfere with clients of, or investors in, the Company or the Company’s products or managed entities, or attempt to cause or influence any such person or entity to reduce the level of business it does with the Company; or

•
directly or indirectly solicit, hire, recruit, encourage, induce, or attempt to induce any employee of the Company to terminate his/her employment with the Company, or otherwise directly or indirectly employ or engage such person as an employee, independent contractor, consultant, or otherwise.

Mr. Ilany has also agreed that he will hold in confidence for the benefit of the Company, all of the information and business secrets in respect of the Company and its affiliates, and will not, at any time before or after his employment ends, willfully use, disclose or divulge any such information and that any intellectual property developed by him during his employment is, and will always remain, solely the property of the Company.

Sandra Bell - Chief Financial Officer
TAMCO and Ms. Bell entered into an Executive Employment Agreement dated as of June 12, 2015 (the “Bell Employment Agreement”). Pursuant to the Bell Employment Agreement, Ms. Bell will receive an annual base salary of $400,000 and will be eligible to receive an annual bonus. For the fiscal years 2015, 2016 and 2017, her annual bonus will be a minimum of 100% of her base salary (pro-rated for fiscal year 2015). Thereafter, Ms. Bell is eligible to receive an annual bonus in an amount determined by the CNG Committee of Tiptree’s board of directors. Any annual bonus for the fiscal years 2015 and 2016 will be paid 50% in cash and 50% in RSUs. Any annual bonus for the fiscal year 2017 and thereafter may be paid in cash and RSUs, but at least 50% in cash.

The Bell Employment Agreement provides that, on July 1, 2015 (the “Commencement Date”), Ms. Bell received grants of (i) 15,000 restricted shares of Tiptree's Class A common stock that vest at grant, but subject to forfeiture if she resigns without Good Reason (as defined in the Employment Agreement) prior to the one-year anniversary of the Commencement Date, and (ii) RSUs for a number of shares of Tiptree's Class A common stock with a value on the Commencement Date equal to $300,000, that vest equally on each of the one-year, two-year and three-year anniversaries of the Commencement Date.

There is no definite term under the Bell Employment Agreement, and the Company may terminate Ms. Bell at any time upon approval of Tiptree’s board of directors. If Ms. Bell's employment is terminated without Cause (as defined in the Bell Employment Agreement) or due to her having a disability, her death, or due to her resignation for Good Reason (as defined in the Bell Employment Agreement), then, subject to the execution of a general release, Ms. Bell will be entitled to (i) a lump sum severance payment in an amount equal to her base salary (reduced in the case of death or disability by any amounts payable under an employer sponsored plan); (ii) any earned but unpaid annual bonuses with respect to any performance period that ends in the calendar year prior to the calendar year in which termination occurs, payable solely in cash; (iii) a pro rata annual bonus with respect to the performance period that ends in the calendar year in which the termination occurs, payable solely in cash; (iv) full vesting of any then outstanding unvested equity awards; and (v) subject to her timely election of COBRA, payment of the cost of her COBRA premiums above the active employee rate through the earlier of 12 months and her becoming eligible for comparable coverage with a subsequent employer.

Ms. Bell has agreed that, during her employment and for one year following the date of termination, she will not:

•	engage in, participate in, carry on, own, or manage, directly or indirectly, any business entity that competes or competed with the Company or any affiliate of the Company;

•
directly or indirectly solicit, service, or interfere with clients of, or investors in, the Company or the Company’s products or managed entities, or attempt to cause or influence any such person or entity to reduce the level of business it does with the Company; or

•
directly or indirectly solicit, hire, recruit, encourage, induce, or attempt to induce any employee of the Company to terminate his/her employment with the Company, or otherwise directly or indirectly employ or engage such person as an employee, independent contractor, consultant, or otherwise.

Ms. Bell has also agreed that she will hold in confidence for the benefit of the Company, all of the information and business secrets in respect of the Company and its affiliates, and will not, at any time before or after her employment ends, willfully use, disclose or divulge any such information and that any intellectual property developed by her during her employment is, and will always remain, solely the property of the Company.

Julia Wyatt - Chief Operating Officer
TAMCO and Ms. Wyatt entered into an employment letter dated as of January 1, 2016 (the “Wyatt Employment Letter”). Pursuant to the Wyatt Employment Letter, Ms. Wyatt will receive compensation for serving as Chief Operating Officer of Tiptree, Operating Company and TFP, consisting of an initial annual base salary of $300,000 and an annual cash bonus in an amount determined by the CNG Committee.

The Wyatt Employment Letter provides that Ms. Wyatt is an employee at will and that either Tiptree or Ms. Wyatt may terminate the employment relationship at any time and for any reason, with or without cause.
Ms. Wyatt has agreed that, during her employment and for six months following the date of termination, she will not engage in, participate in, carry on, own, or manage, directly or indirectly, any business entity that competes or competed with the Company or any affiliate of the Company.
Ms. Wyatt has also agreed that, during her employment and for eighteen months following the date of termination, she will not:

•
directly or indirectly solicit, service, or interfere with clients of, or investors in, the Company or the Company’s products or managed entities, or attempt to cause or influence any such person or entity to reduce the level of business it does with the Company; or

•
directly or indirectly solicit, hire, recruit, encourage, induce, or attempt to induce any employee of the Company to terminate his/her employment with the Company, or otherwise directly or indirectly employ or engage such person as an employee, independent contractor, consultant, or otherwise.

Neil Rifkind - Vice President, General Counsel and Secretary
TAMCO and Mr. Rifkind entered into an employment letter dated as of June 17, 2013 (the “Rifkind Employment Letter”). Pursuant to the Rifkind Employment Letter, Mr. Rifkind will receive compensation for serving as Vice President, General Counsel and Secretary of Tiptree, Operating Company and TFP, consisting of an initial annual base salary of $375,000 and an annual cash bonus in an amount determined by the CNG Committee based on the recommendation of the Executive Committee’s achievement of specific annual corporate performance objectives as determined by the CNG Committee.
The Rifkind Employment Letter provides that Mr. Rifkind is an employee at will and that either Tiptree or Mr. Rifkind may terminate the employment relationship at any time and for any reason, with or without cause.
Mr. Rifkind has agreed that, during his employment and for six months following the date of termination, he will not engage in, participate in, carry on, own, or manage, directly or indirectly, any business entity that competes or competed with the Company or any affiliate of the Company.
Mr. Rifkind has also agreed that, during his employment and for eighteen months following the date of termination, he will not:

•
directly or indirectly solicit, service, or interfere with clients of, or investors in, the Company or the Company’s products or managed entities, or attempt to cause or influence any such person or entity to reduce the level of business it does with the Company; or

•
directly or indirectly solicit, hire, recruit, encourage, induce, or attempt to induce any employee of the Company to terminate his/her employment with the Company, or otherwise directly or indirectly employ or engage such person as an employee, independent contractor, consultant, or otherwise.

Other Named Executive Officers
The services of Michael G. Barnes, our Executive Chairman and for 2013, 2014 and 2015, Julia Wyatt, our Chief Operating Officer, are provided by Tricadia to the Company pursuant to the TSA described under “Certain Relationships And Related Transactions — Transactions with Related Persons — Transition Services Agreement.”
The services of Patrick Huvane, our Chief Accounting Officer, are provided to the Company by BOSG as described under “Certain Relationships and Related Transactions — Transactions with Related Persons — Transition Services Agreement.”

Grants of Plan-Based Awards

The following table provides information concerning awards granted to our NEOs for 2015 performance. Plan-based awards that are approved by the CNG Committee at the fiscal year end are issued on January of the following year.

As disclosed in greater detail elsewhere in this proxy statement, Mr. Kauffman resigned on November 10, 2015 and Mr. Claiden resigned on February 28, 2015. Messrs. Kauffman and Claiden were not granted any plan-based awards in 2015.

Name	Grant Date	Approval Date	All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value(1) ($)
Michael G. Barnes(2)	1/4/2016	12/21/2015	45,679	91,359	$5.67	$497,843
	3/10/2016	3/10/2016	4,568	9,136	$5.87	$51,496
Jonathan Ilany(3)	1/4/2016	12/21/2015	68,519	137,038	$5.67	$746,766
	3/10/2016	3/10/2016	6,852	13,704	$5.87	$77,244
Geoffrey N. Kauffman	—	—	—	—	—	—
Sandra Bell	7/1/2015	6/10/2015	55,761	—	—	$410,401
	1/4/2016	12/21/2015	15,226	—	—	$86,331
Richard Claiden	—	—	—	—	—	—
Julia Wyatt	1/4/2016	12/21/2015	30,000	—	—	$170,100
Neil C. Rifkind	1/4/2016	12/21/2015	22,500	—	—	$127,575
Patrick Huvane	1/4/2016	12/21/2015	7,613	—	—	$43,166

(1)
See Note 21 to the Company’s Consolidated Financial Statements included in the Company’s 2015 Annual Report on Form 10-K. Stock and option award values are based on the grant date fair value computed in accordance with FASB ASC Topic 718, with the option awards computed using a Black-Scholes valuation model assuming 50% volatility. In accordance with SEC rules, estimates of forfeitures related to service-based conditions have been disregarded.

(2)
As incentive compensation approved by the CNG Committee for Mr. Barnes’ services as Executive Chairman under the TSA, on January 4, 2016 and March 10, 2016, Tricadia was granted 45,679 and 4,568 Class A shares, respectively, and stock options (the “Stock Options”) to purchase 91,359 and 9,136 shares of Class A common stock of the Company, respectively, subject to the terms of a Stock Option Agreement. Exercise of the Stock Options are subject to both (1) a time-based vesting requirement with one-third vesting each of the third, fourth and fifth anniversary of the grant date of the Stock Option and (2) a performance-based vesting requirement that, at any time during the option term, the 20-day volume weighted average stock price of the Company's Class A common stock exceeds the book value per share as of December 31, 2015. The Stock Option will expire on the earlier of (1) the ten-year anniversary of the grant date of the Stock Option and (2) the date of the termination of Michael Barnes’ service with the Company for Cause (as defined in the Stock Option Agreement) or Michael Barnes’ voluntary termination of service with the Company.

(3)
On January 4, 2016 and March 10, 2016, Jonathan Ilany was granted 68,519 and 6,852 shares of Class A common stock, respectively, and Stock Options to purchase 137,038 and 13,704 shares of Class A common stock of the Company, respectively, subject to the terms of a Stock Option Agreement. Exercise of the Stock Options are subject to both (1) a time-based vesting requirement with one-third vesting each of the third, fourth and fifth anniversary of the grant date of the Stock Option and (2) a performance-based vesting requirement that, at any time during the option term, the 20-day volume weighted average stock price of the Company's Class A common stock exceeds the book value per share as of December 31, 2015. The Stock Option will expire on the earlier of (1) the ten-year anniversary of the grant date of the Stock Option and (2) the date of the termination of Jonathan Ilany's service with the Company for Cause (as defined in the Stock Option Agreement) or Jonathan Ilany's voluntary termination of service with the Company.

Outstanding Equity Awards

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)(1)	Market value of shares of units of stock that have not vested ($)(2)
Michael G. Barnes	—	—	91,359	$5.67	1/4/2026	—	—
			9,136	$5.87	3/10/2026
Jonathan Ilany	—	—	137,038	$5.67	1/4/2026	20,000	$122,800
			13,704	$5.87	3/10/2026
Geoffrey N. Kauffman	—	—	—	—	—	—	—
Sandra Bell	—	—	—	—	—	55,987	$343,760
Richard Claiden	—	—	—	—	—	—	—
Julia Wyatt	—	—	—	—	—	40,000	$245,600
Neil C. Rifkind	—	—	—	—	—	33,500	$205,690
Patrick Huvane	—	—	—	—	—	7,613	$46,744

(1)	The outstanding equity awards include awards that were approved by our board in December 2015 and issued on January 4, 2016 and is reduced by awards that vested on January 4, 2016.

(2)	Based on the Class A common stock closing price of $6.14 on December 31, 2015.
Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting ($)(2)
Michael G. Barnes	—	—	—	—
Jonathan Ilany	—	—	10,000	$56,700
Geoffrey N. Kauffman	—	—	—	—
Sandra Bell	—	—	—	—
Richard Claiden	—	—	—	—
Julia Wyatt	—	—	8,733	$49,516
Neil C. Rifkind	—	—	5,500	$31,185
Patrick Huvane	—	—	—	—

(1)
The number of shares acquired on vesting consist of shares that vested in fiscal 2015 and on January 4, 2016. Ms. Wyatt acquired 1,867 shares upon vesting of RSUs on January 5, 2015 and 6,866 shares upon vesting of RSUs on January 4, 2016. Messrs. Ilany and Rifkind had RSUs vest on January 4, 2016 only.

(2)	Based on the Class A common stock closing price of $5.67 on January 4, 2016.

On January 4, 2016, 32,583 shares of Class A common stock were issued to employees, including NEOs shown in the above table, upon vesting of restricted stock units. The Company does not have any equity compensation programs that were not approved by stockholders.

Termination and Change in Control Arrangements
Under the Ilany Employment Agreement and the Bell Employment Agreement, Mr. Ilany and Ms. Bell are entitled to payments and benefits upon the occurrence of specified events including termination of employment. The specific terms of these arrangements are discussed under the heading “Potential Payments Upon Termination or Change in Control.” The terms of these arrangements were negotiated as a part of the Ilany Employment Agreement and the Bell Employment Agreement and were considered reasonable in light of our intention to recruit Mr. Ilany and Ms. Bell to join our Company.
Equity Compensation
The CNG Committee, may, from time to time, grant equity awards pursuant to our equity plans that are designed to align the interests of our executive officers with those of our stockholders, by allowing our executive officers to share in the creation of value for our stockholders through stock appreciation and dividends. The equity awards granted to our executive officers are designed to promote the retention of management and to achieve strong performance for our Company. These awards further provide flexibility to us in our ability to attract, motivate and retain talented individuals.
Potential Payments to Named Executive Officers Upon Termination or Change in Control
Mr. Ilany, Ms. Bell and Mr. Rifkind are the only NEOs with an employment contract. Ms. Wyatt entered into an employment contract on January 1, 2016 and Mr. Schott on March 10, 2016.
If Mr. Ilany is terminated without cause, then Mr. Ilany will be entitled, subject to the execution of a general release, to (i) his earned but unpaid base salary, any unreimbursed business expenses and any rights or benefits to which Mr. Ilany is entitled under the terms of any employee benefit plan; (ii) earned but unpaid bonuses with respect to any performance period that ends in the calendar year prior to the calendar year in which termination occurs; and (iii) the pro rata amount up to the date of termination of bonuses and other incentive compensation that would have been payable with respect to the performance period that ends in the calendar year in which the termination occurs.
If Ms. Bell is terminated without cause or due to her disability, death, or resignation for Good Reason (as defined in the Bell Employment Agreement), then, subject to the execution of a general release, Ms. Bell will be entitled to (i) a lump sum severance payment in an amount equal to her base salary (reduced in the case of death or disability by any amounts payable under an employer sponsored plan); (ii) any earned but unpaid annual bonuses with respect to any performance period that ends in the calendar year prior to the calendar year in which termination occurs, payable solely in cash; (iii) a pro rata annual bonus with respect to the performance period that ends in the calendar year in which the termination occurs, payable solely in cash; (iv) full vesting of any then outstanding unvested equity awards; and (v) subject to her timely election of COBRA, payment of the cost of her COBRA premiums above the active employee rate through the earlier of 12 months and her becoming eligible for comparable coverage with a subsequent employer.
If Mr. Rifkind is terminated for any reason, he is entitled to his salary until the date of termination.
Equity Compensation Plans

Set forth below is certain information, as of December 31, 2015, regarding equity compensation that has been approved by stockholders:

Equity compensation plans approved by stockholders	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price	Number of securities remaining available for issuance under plan
Manager plan(1)	—	N/A	134,629
2013 equity plan	—	N/A	1,582,339
(1) No shares have been issued since March 30, 2012 from this plan and no future issuances are expected from this plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Beneficial Owners of More Than 5% of Common Stock and Directors and Named Executive Officers
The following table sets forth the beneficial ownership of our Class A common stock, as of March 31, 2016, for: (1) each person known to us to be the beneficial owner of more than 5% of our Class A outstanding common stock; (2) each of our directors and nominees for director; (3) each of our NEOs; and (4) our directors, nominees for director and current executive officers as a group. Except as otherwise described in the notes below, the following beneficial owners have sole voting power and sole investment power with respect to all shares of common stock set forth opposite their respective names.
The percentage ownership data is based on 34,914,772 shares of our Class A common stock issued and outstanding as of March 31, 2016. We also have issued and outstanding 8,049,029 shares of Class B common stock that generally vote together on all matters with the Class A common stock. All of the Class B common stock is owned by TFP. Pursuant to the limited liability company operating agreement of the Operating Company, from and after July 1, 2014, on a monthly basis, TFP’s limited partners other than Tiptree may directly exchange TFP partnership units for Class A common stock of Tiptree (at a rate of 2.798 shares of Class A common stock per TFP partnership unit, subject to certain conditions and limitations). An equal number of Class B shares are canceled when Class A shares are issued in exchanges, with the result that the total number of shares entitled to vote is not affected by exchanges. As of March 31, 2016, TFP owns 100% of Operating Company and Tiptree owns approximately 81% of TFP. The percentage of TFP (and therefore Operating Company) owned by Tiptree may increase in the future to the extent TFP limited partners exchange their limited partnership units of TFP for Class A common stock of Tiptree.
If all of the limited partners of TFP were to elect to redeem their partnership units for Class A common stock, an additional 8,049,029 shares of our Class A common stock would be issuable (excluding 3,767,034 shares of Class A common stock issuable upon redemption of Operating Company units issuable upon exercise of warrants and options to acquire partnership units). In addition, TFP owns a warrant to acquire 652,500 shares of Class A common stock at $11.33 per share. For the officers, directors and affiliates, we have included information regarding Class A common stock issuable upon redemption of Operating Company units as beneficially owned.
In accordance with SEC rules, each listed person’s beneficial ownership includes:

•	all shares the investor actually owns beneficially or of record;

•	all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

•	all shares the investor has the right to acquire within 60 days (such as upon exercise of options that are currently vested or which are scheduled to vest within 60 days).

Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power. Unless otherwise indicated, the business address for each beneficial owner listed below is c/o Tiptree Financial Inc., 780 Third Avenue, 21st Floor, New York, New York 10017.
There can be no assurance that the persons listed below will choose to redeem TFP units for shares of Class A Common stock in the table below.

Name	Number of Shares of Class A Common Stock Beneficially Owned	Percent of Class A Common Stock
Greater than 5% Stockholders
Michael G. Barnes(1)	12,476,649	28.43%
Tiptree Financial Partners L.P.(2)	12,468,563	26.31%
Arif Inayatullah(3)	9,601,612	21.90%
The Goldman Sachs Group, Inc.(4)	5,632,018	16.13%
TFPLP Holdings I LLC(5)	4,865,529	12.23%
Nomura Securities Co., Ltd(6)	3,622,717	10.38%
Canyon Value Realization Fund, L.P.(7)	2,708,344	7.76%
Bank of America Corporation(8)	2,411,425	6.91%
TFPLP Holdings III LLC(9)	1,942,590	5.56%

Directors
Michael G. Barnes(1)	12,476,649	28.43%
Lesley Goldwasser	5,145	*
William A. Houlihan**	18,659	*
Jonathan Ilany(10)	17,863	*
Geoffrey N. Kauffman**	672,221	1.93%
John E. Mack	3,250	*
Richard A. Price	14,486	*
Bradley E. Smith(11)	82,540	*

Executive Officers
Michael G. Barnes(1)	12,476,649	28.43%
Sandra Bell(12)	15,000	*
Richard Claiden**	—	*
Patrick Huvane(13)	16,588	*
Jonathan Ilany(10)	17,863	*
Geoffrey N. Kauffman**	672,221	1.93%
Neil C. Rifkind(14)	7,505	*
Timothy Schott(15)	—	*
Julia Wyatt(16)	84,168	*
All Current Directors and Executive Officers as a Group (11 Persons) **	12,723,194	28.99%

*	The percentage of shares beneficially owned does not exceed one percent of the total shares of our Class A common stock outstanding.
**
As disclosed in greater detail herein, Messrs. Houlihan, Kauffman and Claiden's tenure with the Company ceased in 2015. Their respective share ownership amounts are based on their ownership as of the last date of their tenure with the Company.

(1)
Mr. Barnes is deemed to beneficially own 12,476,649 shares of Class A common stock consisting of 3,505,110 shares of Class A common stock over which Mr. Barnes has sole voting and dispositive power, 652,500 shares of Class A common stock issuable pursuant to a warrant owned by TFP over which Mr. Barnes has shared voting and dispositive power, 50,247 shares of Class A common stock held by Tricadia Holdings, L.P. over which Mr. Barnes has shared voting and dispositive power, 4,907,343 shares of Class A common stock issuable in redemption of TFP partnership units owned by TFPLP Holdings I LLC (“TFPLP I”) and TFPLP Holdings III LLC (“TFPLP III”) over which Mr. Barnes has shared voting and dispositive power and 3,411,696 shares of Class A common stock issuable upon exercise of warrants owned by TFPLP I and TFPLP III over which Mr. Barnes has shared voting and dispositive control. Mr. Barnes disclaims beneficial ownership of these securities except to the extent of his pecuniary interest.

(2)
The shares issuable upon redemption consists of 8,049,029 shares of Class A common stock issuable upon redemption by TFP of membership units of Operating Company owned by it and 4,419,534 shares of Class A common stock issuable upon exercise of warrants held by TFP.

(3)
Mr. Inayatullah is deemed to beneficially own 9,601,612 shares of Class A common stock consisting of 615,031 shares of Class A common stock over which Mr. Inayatullah has sole voting and dispositive power, 617,295 shares of Class A common stock issuable in redemption of TFP partnership units over which Mr. Inayatullah has sole voting and dispositive control, 50,247 shares of Class A common stock held by

Tricadia Holdings, L.P. over which Mr. Inayatullah has shared voting and dispositive power, 4,907,343 shares of Class A common stock issuable in redemption of TFP partnership units owned by TFPLP I and TFPLP III over which Mr. Inayatullah has shared voting and dispositive control and 3,411,696 shares of Class A common stock issuable upon exercise of warrants owned by TFPLP I and TFPLP III over which Mr. Inayatullah has shared voting and dispositive control. Mr. Inayatullah disclaims beneficial ownership of these securities except to the extent of his pecuniary interest.

(4)
Based on the Schedule 13G filed on February 12, 2016, based on Class A common stock held on December 31, 2015 by The Goldman Sachs Group, Inc., Goldman, Sachs & Co., GS Advisors VI, L.L.C., GSCP VI Advisors, L.L.C., GSCP VI Offshore Advisors, L.L.C., Goldman, Sachs Management GP GMBH, GS Capital Partners VI Fund, L.P., GS Capital Partners VI Offshore Fund, L.P., GS Capital Partners VI GmbH & Co. KG, GS Capital Partners VI Parallel, L.P., GSCP VI Parallel ProSight, L.L.C., ProSight Equity Management Inc., ProSight Investment LLC and ProSight Parallel Investment LLC. The mailing address of this reporting person is 200 West Street New York, NY 10282.

(5)
Consists of 3,569,509 shares of Class A common stock issuable in redemption of TFP partnership units owned by TFPLP I and 1,296,020 shares of Class A common stock issuable in redemption upon exercise of warrants to acquire TFP partnership units owned by TFPLP I. Mr. Barnes and Mr. Inayatullah have shared voting and dispositive control over the securities beneficially owned by TFPLP I.

(6)	Based on the Schedule 13G filed on February 16, 2016. The mailing address of this reporting person is 1-9-1 Nihonbashi Chuo-ku, Tokyo 103-8645, Japan.

(7)
Based on the Schedule 13G filed on February 12, 2016, based on Class A common stock held on December 31, 2015. The mailing address for this reporting person is 2000 Avenue of the Stars, 11th Floor, Los Angeles, CA 90067.

(8)
Based on the Schedule 13G filed on February 16, 2016, by Bank of America Corporation on behalf of itself and its wholly owned subsidiaries, Merrill Lynch Pierce Finner & Smith, Inc., Bank of America N.A. and Blue Ridge Investments, LLC, based on Class A common stock held on December 31, 2015. The mailing address of this reporting person is Bank of America Corporate Center, 100 N. Tryon Street, Charlotte, NC 28255.

(9)
Consists of 1,337,834 shares of Class A common stock issuable in redemption of TFP partnership units owned by TFPLP III and 604,756 shares of Class A common stock issuable in redemption upon exercise of warrants to acquire TFP partnership units. Mr. Barnes and Mr. Inayatullah have shared voting and dispositive control over the securities beneficially owned by TFPLP III.

(10)
Excludes 98,764 shares of Class A common stock held at the Ilany Family Exempt Trust. Also excludes the remaining 20,000 RSUs, which were granted to Mr. Ilany on January 5, 2015 and represent the right to receive shares of Class A common stock pursuant to the Company’s equity plan. The RSUs will vest annually in two remaining equal installments on each of January 3, 2017 and January 3, 2018 upon continuous employment from the grant date until such date, subject to certain terms contained in Mr. Ilany’s award agreement. Mr. Ilany has directed that the shares to be issued upon vesting of such RSUs be issued to the Ilany Family Exempt Trust. Also excludes 85,371 shares of Class A common stock issuable to Mr. Ilany as stock based compensation in 2015 which Mr. Ilany has directed be issued to the Ilany Family Exempt Trust. Mr. Ilany has no control over nor pecuniary interest in the Ilany Family Exempt Trust.

(11)
Includes 63,738 shares of Class A common stock owned by Kahala Capital Advisors LLC (“Kahala”). Mr. Smith is a principal of Kahala and disclaims beneficial ownership of the securities owned by Kahala except to the extent of his pecuniary interest.

(12)
Excludes 55,987 RSUs, which were granted to Ms. Bell, 15,226 of which were granted on January 4, 2016 (the “Bell 2016 RSUs”) and represent the right to receive shares of Class A common stock pursuant to the Company’s equity plan and 40,761 of which were granted on July 1, 2015 (the “Bell 2015 RSUs”). The Bell 2016 RSUs will vest annually in three equal installments on each of January 4, 2017, January 4, 2018 and January 4, 2019 upon continuous employment from the grant date until such date, subject to certain terms contained in Ms. Bell’s award agreement. The Bell 2015 RSUs will vest annually in three equal installments on each of July 1, 2016, July 1, 2017 and July 1, 2018 upon continuous employment from the grant date until such date, subject to certain terms contained in Ms. Bell’s award agreement.

(13)
Excludes 7,613 RSUs, which were granted to Mr. Huvane on January 4, 2016 and represent the right to receive shares of Class A common stock pursuant to the Company’s equity plan. The RSUs will vest annually in three equal installments on each of January 4, 2017, January 4, 2018 and January 4, 2019 upon continuous employment from the grant date until such date, subject to certain terms contained in Mr. Huvane’s award agreement.

(14)
Excludes 22,500 RSUs, which were granted to Mr. Rifkind on January 4, 2016 and represent the right to receive shares of Class A common stock pursuant to the Company’s equity plan. The RSUs will vest annually in three equal installments on each of January 4, 2017, January 4, 2018 and January 4, 2019 upon continuous employment from the grant date until such date, subject to certain terms contained in Mr. Rifkind’s award agreement. Also excludes the remaining 11,000 RSUs, which were granted to Mr. Rifkind on January 5, 2015 (the “Rifkind 2015 RSUs”) and represent the right to receive shares of Class A common stock pursuant to the Company’s equity plan. The Rifkind 2015 RSUs will vest annually in two remaining equal installments on each of January 3, 2017 and January 3, 2018 upon continuous employment from the grant date until such date, subject to certain terms contained in Mr. Rifkind’s award agreement.

(15)	Mr. Schott was appointed our Principal Accounting Officer on March 10, 2016.

(16)
Excludes 30,000 RSUs, which were granted to Ms. Wyatt on January 4, 2016 and represent the right to receive shares of Class A common stock pursuant to the Company’s equity plan. The RSUs will vest annually in three equal installments on each of January 4, 2017, January 4, 2018 and January 4, 2019 upon continuous employment from the grant date until such date, subject to certain terms contained in Ms. Wyatt’s award agreement. Also excludes the remaining 10,000 RSUs, which were granted to Ms. Wyatt on January 5, 2015 (the “Wyatt 2015 RSUs”) and represent the right to receive shares of Class A common stock pursuant to the Company’s equity plan. The Wyatt 2015 RSUs will vest annually in two remaining equal installments on each of January 3, 2017 and January 3, 2018 upon continuous employment from the grant date until such date, subject to certain terms contained in Ms. Wyatt’s award agreement.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and persons who own more than 10% of a registered class of our equity securities are required to furnish us with copies of all Section 16(a) forms that they file. To our knowledge, based solely on review of the copies of such reports furnished to us, all Section 16(a) filing requirements applicable to our executive officers, directors and persons who own more than 10% of a registered class of our equity securities were filed on a timely basis except that Mr. Barnes filed a Form 4 one day late with respect to his purchase of Tiptree shares in the open market on April 28, 2015, pursuant to a Rule 10b5-1 trading plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Policies and Procedures with Respect to Related Party Transactions
Pursuant to the Related Person Transaction Policy set forth in the Charter of the Audit Committee of the Board of Directors, the “Related Person Transaction Policy” requires that all related party transactions (generally, transactions involving amounts exceeding $120,000 in which a related party (directors, director nominees and executive officers or their immediate family members, or stockholders owning 5% or more of our outstanding stock) had or will have a direct or indirect material interest) shall be subject to pre-approval or ratification by the Audit Committee in accordance with the following procedures. No related party transaction shall be approved or ratified if such transaction is contrary to our best interests.
Each party to a potential related party transaction is responsible for notifying our Chief Compliance Officer (or such other person as the Audit Committee may require) of the potential related person transaction in which such person or any immediate family member of such person may be directly or indirectly involved as soon as he or she becomes aware of such transaction. Except in circumstances where such transaction is expected to qualify as an ordinary course transaction (generally: (i) transactions that occur between the Company or any of its subsidiaries and an entity for which any related person serves as an executive officer, partner, principal, member or any similar executive or governing capacity; (ii) an ordinary course transaction in which such related person has an economic interest that does not afford such related person control over such entity on terms and conditions no less favorable to the Company; or (iii) immaterial relationships and transactions in the Instructions to Item 404(a) of Regulation S-K of the Securities Act), such notification should be made prior to the time that the transaction is entered into and such notice shall provide the Chief Compliance Officer (or such other person) a reasonable opportunity, under the circumstances, for the required review of such transaction to be conducted before execution. Our Chief Compliance Officer (or such other person) will determine whether the transaction should be submitted to the Audit Committee for consideration. Unless the Audit Committee otherwise determines after having been notified, any proposed transaction directly between the Company and any related party transaction should be reviewed and approved by the Audit Committee prior to the time that such transaction is entered into.
While our Chief Compliance Officer (or other person) should be notified of any related party transaction that is expected to qualify as an ordinary course transaction, ordinary course transactions shall not be related person transactions and do not require Audit Committee approval under our Related Person Transactions Policy. Our Chief Compliance Officer (or such other person) shall be responsible for making the initial determination as to whether any transaction appears to be within the scope required to be disclosed pursuant to Item 404(a) of Regulation S-K or whether such transaction is, in fact, an ordinary course transaction and must take all reasonable steps to ensure that all related party transactions or any series of similar transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K are presented to the Audit Committee for pre-approval or ratification, if required under the Charter of the Audit Committee, at such Committee’s next regularly scheduled meeting, or by consent in lieu of a meeting if deemed appropriate.

The Audit Committee shall review and assess the adequacy of our related party transaction policy and procedures annually and adopt any changes it deems necessary. Annually, each of our executive officers and directors shall acknowledge their familiarity and compliance with our Related Person Transaction Policy.
Transactions with Related Persons
Transition Services Agreement
On June 30, 2012, TAMCO, TFP and Tricadia entered into a Transition Services Agreement (the “TSA”) in connection with the internalization of the management of TFP. TFP assigned to us its rights and obligations under the TSA in connection with the Contribution Transactions. Pursuant to the Transition Services Agreement, in 2015, Tricadia provided TAMCO and its affiliates, including us, with the services of Michael G. Barnes, our Executive Chairman, Julia Wyatt, our Chief Operating Officer, and certain back office, administrative, information technology, insurance, legal and accounting services. The Company pays Tricadia specified prices per service. Effective as of December 31,

2015, we terminated the financial and accounting services and legal and compliance services of the Transitions Services Agreement.
For the fiscal year ended December 31, 2015 the Company paid an aggregate of $2.8 million in fees to Tricadia, which includes 50,247 shares of Class A Common Stock with a grant date fair value of $285,814 under the TSA. The fees consisted of the following:

Service Name	Fee
Base fee for personnel, including services of our Executive Chairman and Chief Operating Officer	$450,000
Incentive compensation paid to those providing services to the Company(1)	1,743,687
Legal and compliance services	150,000
Human resources information technology and other personnel	112,000
Office space	245,000
$2,700,687
(1) Represents cash bonuses and grant date fair value of stock, RSUs and options granted to Tricadia or its employees providing services to Tiptree pursuant to the TSA.
Michael G. Barnes, our Executive Chairman and Chairman of our Board, is the Chairman of TFP and an equity owner of Tricadia. Mr. Barnes indirectly benefits from cash and equity fees paid by the Company to Tricadia under the TSA.
Geoffrey N. Kauffman, our former Co-Chief Executive Officer was also the former Co-Chief Executive Officer of TFP and remains a limited partner of Tricadia and may indirectly benefit from cash and equity fees paid by the Company to Tricadia under the TSA.
Julia Wyatt, our Chief Operating Officer, is a limited partner of Tricadia and may indirectly benefit from cash and equity fees paid by the Company to Tricadia under the TSA.
Arif Inayatullah, a stockholder beneficially owning approximately 21.90% of the Class A common stock, is an equity owner of Tricadia and indirectly benefits from cash and equity fees paid by the Company to Tricadia under the TSA.
Administrative Services Agreement
TFP and BackOffice Services Group, Inc. (“BOSG”) entered into an Administrative Services Agreement on June 12, 2007 (the “Administrative Services Agreement”), which was assigned to the Operating Company on July 1, 2013 in connection with the Contribution Transactions, under which BOSG provides certain back office, administrative and accounting services to the Company, including the services of our Chief Accounting Officer. BOSG is an affiliate of Mariner. Under the Administrative Services Agreement, the Company pays BOSG a quarterly fee of 0.025% of the Company’s Net Assets, defined as the Company’s total assets less total liabilities, including accrued income and expense, calculated in accordance with GAAP. The Administrative Services Agreement has successive one year terms but may be terminated by the Company or BOSG upon 60 days prior notice.

For the fiscal year ended December 31, 2015, we paid an aggregate of $529,000 in fees to BOSG under the Administrative Services Agreement.
Tricadia and Mariner are parties to a services agreement under which Mariner receives a portion of Tricadia’s revenues, in return for which Mariner provides certain support services to Tricadia and its affiliates, including back office, human resources, marketing, compliance, legal support, and investor relations.

ADDITIONAL INFORMATION
Solicitation of Proxies
We will pay the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, our directors, officers and employees may also solicit proxies personally or by telephone without additional compensation for such activities. We may also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. We will reimburse such holders for their reasonable expenses. We have hired Morrow to help us distribute and solicit proxies. We will pay approximately $5,000 in fees, plus expenses and disbursements, to Morrow for its proxy solicitation services.
Stockholder Proposals
Proposals for Inclusion in the Proxy Statement.
Tiptree welcomes comments or suggestions from its stockholders. Under the Exchange Act, if a stockholder wants to include a proposal for consideration in our proxy statement and on proxy card with respect to our 2017 annual meeting of stockholders, the proposal must be received in writing at Tiptree Financial Inc., 780 Third Avenue, 21st Floor, New York, NY 10017, Attn: Secretary, no later than 5:00 p.m., Eastern Time, on December 28, 2016. Such proposals must comply with all applicable requirements of Rule 14a-8 promulgated under the Exchange Act (“Rule 14a-8”) and our Bylaws.
Proposals to be Offered at an Annual Meeting.
Article II, Section 10 of our Third Amended and Restated Bylaws provides certain procedures that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting if such matter is not intended to be considered for inclusion in our proxy statement pursuant to Rule 14a-8. These procedures provide that such nominations for director nominees and/or items of business must be submitted in writing to the Secretary of the Company at Tiptree Financial Inc., 780 Third Avenue, 21st Floor, New York, NY 10017, Attn: Secretary and must be received by the Secretary no earlier than November 28, 2016 and no later than December 28, 2016.
If the 2017 Annual Meeting is not within 30 days before or 60 days after the anniversary of this year’s Annual Meeting, we must receive notice no earlier than the 150th day prior to such meeting and not later than the close of business on the later of the 120th day prior to such meeting or the 10th day following the public announcement of the meeting date. If a shareholder does not meet these deadlines, or does not satisfy the requirements of Rule 14a-8, the persons named as proxies will be allowed to use their discretionary voting authority when and if the matter is raised at the Annual Meeting.
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the impacted stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. Stockholders may revoke their consent at any time in writing to Tiptree Financial Inc., 780 Third Avenue, 21st Floor, New York, NY 10017, Attn: Secretary or by calling our corporate number at (212) 446-1400.
Upon request, we will promptly deliver a separate copy of this proxy statement, the Annual Report and any other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. Stockholders may request a separate copy of this proxy statement, the Annual Report or any other proxy materials by writing to Tiptree Financial Inc., 780 Third Avenue, 21st Floor, New York, NY 10017, Attn: Secretary or by calling our corporate number at (212) 446-1400. In addition, if you are receiving multiple copies of this proxy statement, Annual Report or other proxy materials, you can request householding by contacting our Secretary in the same manner.
OTHER MATTERS
Our Board of Directors does not know of any matters other than those described in this proxy statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

By Order of our Board of Directors

/s/ Neil C. Rifkind
Neil C. Rifkind
Vice President, General Counsel and Secretary
New York, New York
April 27, 2016

TIPTREE FINANCIAL INC. 780 THIRD AVENUE 21ST FLOOR NEW YORK, NY 10017
VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time on June 5, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM Eastern Time on June 5, 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Tiptree Financial Inc., Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:  ☒

M41506-P22275	KEEP THIS PORTION FOR YOUR RECORDS
IF VOTING BY MAIL DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TIPTREE FINANCIAL INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote “FOR ALL” on the following proposal:	☐	☐	☐	________________________
Vote on Directors

1. Election of two Class III Directors

Nominees:

01) Jonathan Ilany
02) Lesley Goldwasser

Vote on Proposal

The Board of Directors recommends you vote “FOR” the following proposal:	For	Against	Abstain

2. To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.	☐	☐	☐

NOTE: To conduct such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (If held jointly)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on
June 6, 2016:

The Notice and Proxy Statement and the Annual Report on Form 10-K are available at www.proxyvote.com.

M41507-P22275

TIPTREE FINANCIAL INC.
ANNUAL MEETING OF STOCKHOLDERS
June 6, 2016
9:30 AM Local Time

This proxy card is solicited on behalf of
The Board of Directors for the Annual Meeting of Stockholders on June 6, 2016

The undersigned hereby appoints Sandra Bell and Neil C. Rifkind, and each of them, as proxies, with full power of substitution, to represent and vote all of the undersigned’s shares of Tiptree Financial Inc. common stock held of record as of the close of business on April 18, 2016 at the Annual Meeting of Stockholders to be held on Monday, June 6, 2016 at 9:30 a.m. local time at 780 Third Avenue, 21st Floor, New York, NY 10017, and any adjournments or postponements thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any direction indicated on the reverse side of this card. The shares of common stock you beneficially own will be voted as you specify. If no directions are given, the proxies will vote “FOR ALL” nominees in Proposal 1 and “FOR” Proposal 2.

In the event that (i) any nominee herein becomes unable or unwilling to serve, or (ii) any other matter properly comes before the meeting, the proxies are authorized to vote in the manner recommended by the Board of Directors for such vote or, if no recommendation is made, in the discretion of the proxies.

Please mark, sign and date this proxy card and return it promptly in the enclosed postage-paid envelope so that the shares may be represented at the Annual Meeting.

Continued and to be signed on reverse side